EXECUTION VERSION

AGREEMENT

AND PLAN OF MERGER

dated as of April 5, 2007

by and among

AVP, INC.,
a Delaware corporation

AVP HOLDINGS INC.,
a Delaware corporation

and

AVP ACQUISITION CORP.,
a Delaware corporation

i

v

EXHIBITS

Exhibit A	Certificate of Merger

Exhibit B	Certificate of Incorporation of Surviving Corporation

Exhibit C	Bylaws of Surviving Corporation

Exhibit D	Press Release

INDEX OF DEFINED TERMS

Term	Location of Definition

Acquisition Corp.	Introduction
Acquisition Corp. Common Stock	2.01(d)
Acquisition Corp. Material Adverse Effect	4.01
Acquisition Corp. Representatives	5.04
Acquisition Proposal	5.08(f)
affiliate	8.10(a)
Agent	2.04(a)
Agreement	Introduction
AVP Subsidiaries	3.05
AVP Subsidiary	3.05
Benefit Plans	3.13(a)
Business Day	8.10(b)
Bylaws	8.10(c)
CERCLA	3.18(c)
Certain Principal Stockholders	Recital B
Certificates	2.04(b)
Certificate of Incorporation	8.10(d)
Certificate of Merger	1.03
Claim	5.17(a)
Claims	5.17(a)
Closing	1.08
Closing Date	1.08
Code	2.04(h)
Common Shares	1.01
Company	Introduction
Company Board	Recital A
Company Disclosure Documents	3.12(a)
Company Greater Break Up Fee	8.01(c)
Company Lesser Break Up Fee	8.01(c)
Company Material Adverse Effect	3.01
Company Permits	3.16
Company Representatives	5.04
Company Shares	2.01(a)
Confidentiality Agreement	5.04
Contract	8.10(e)
Costs	5.17(a)
DGCL	1.02
Dissenting Shareholder	2.01(e)
Dissenting Shares	2.01(e)
Effective Time	1.03

Term	Location of Definition

Environmental and Safety Requirements	3.18(e)
ERISA	3.13(a)
ERISA Affiliate	3.13(c)
Exchange Act	2.02(b)
Expenses	8.01(a)
Financial Advisor	3.19
Financial Statement	3.07(b)
Four Day Period	5.08(d)
Future SEC Reports	3.07(a)
GAAP	3.07(b)
Go-Shop Expiration Date	5.08(a)
Go-Shop Period	5.08(a)
Governmental Authority	3.06(b)
Hazardous Substances	3.18(e)
HSR Act	3.06(b)
Indebtedness	3.07(b)
Indemnified Directors and Officers	5.17(a)
Intellectual Property	3.15(b)
Knowledge	8.10(f)
Law	3.06(a)
Laws	3.06(a)
Leased Real Property	8.10(g)
Leases	8.10(h)
Liabilities	3.07(d)
Liability	3.07(d)
Lien	3.06(a)
Liens	3.06(a)
Material Contracts	3.17(a)
Maximum Amount	5.17(c)
Merger	1.02
Merger Consideration	2.01(b)
No-Shop Period	5.08(b)
Option	2.02(a)
Option Consideration	2.02(b)
Order	6.01(b)
Parent	Introduction
Parent Break Up Fee	8.01(c)
Payment Fund	2.04(a)
Permits	3.16
Permitted Liens	3.24(d)
Person	8.10(i)
Preferred Shares	2.01(a)
Press Release	5.06
Proxy Statement	3.12(a)
Run-Off Policy	5.17(c)
SEC	3.07(a)

Term	Location of Definition

SEC Reports	3.07(a)
Securities Act	3.06(b)
Special Committee	Recital A
Stockholder Approval	3.22
Stockholders Meeting	5.02(a)
Stock Incentive Plan	2.02(a)
Stock Plan	2.02(a)
Subsidiaries	8.10(j)
Subsidiary	8.10(j)
Superior Proposal	5.08(g)
Surviving Corporation	1.02
Surviving Corporation Common Stock	2.01(d)
Tax	8.10(k)
Taxes	8.10(k)
Tax Return	8.10(l)
Terminating Acquisition Corp. Breach	7.04(a)
Terminating Company Breach	7.03(a)
Termination Date	7.02(b)
Transaction Agreements	Recital B
Transactions	3.01
WARN Act	3.25(c)
Warrant	2.03(a)
Warrant Consideration	2.03(b)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 5, 2007, is entered into by and among AVP, Inc., a Delaware corporation (“Company”), AVP Holdings, Inc., a Delaware corporation (“Parent”), and AVP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Corp.”).

RECITALS

A. A special committee consisting solely of disinterested members (“Special Committee”) of the board of directors of Company (“Company Board”) has recommended to Company Board that it approve the transactions contemplated by this Agreement. Company Board and the board of directors of each of Parent and Acquisition Corp. have approved and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Acquisition Corp. with and into Company on the terms set forth herein. Each of Special Committee and Company Board has resolved to recommend that the holders of Company Shares (as defined in Section 2.01(a)) approve this Agreement, the Transactions (as defined in Section 3.01), including the Merger (as defined in Section 1.02) and the other transactions contemplated hereby, in each case upon the terms and subject to the conditions set forth herein.

B. To induce Parent and Acquisition Corp. to enter into this Agreement and incur the obligations set forth herein, (i) pursuant to this Agreement, Company is making certain representations and warranties and entering into certain covenants and agreements in connection with the Merger and (ii) certain stockholders of Company (“Certain Principal Stockholders”) have entered into a voting agreement with Parent and Acquisition Corp. (together with this Agreement, the “Transaction Agreements”) pursuant to which Certain Principal Stockholders have agreed to take specific actions in furtherance of the Merger.

C. Leonard Armato, the Chairman and Chief Executive Officer of Company, has entered into a subscription and contribution agreement with Parent pursuant to which, immediately prior to the Effective Time (as defined in Section 1.03), he will contribute to Parent all of the Company Shares (as defined in Section 2.01(a)) that he owns and invest an additional amount of cash in Parent, in exchange for shares of capital stock of Parent. Leonard Armato has also entered into an employment agreement with Parent (which agreement will become effective upon the Effective Time), pursuant to which he will be entitled to receive, among other things, salary, bonus, benefits and a stock option award. In addition, certain other members of Company management are expected to enter into agreements to invest in Parent.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1

THE MERGER

1.01 Company Actions. Except as may otherwise be required in order to comply with its fiduciary obligations, as more thoroughly set forth in Section 5.08, (a) Company Board has, at a meeting duly called and held, unanimously (i) approved each of the Transaction Agreements and the Transactions, including the Merger, (ii) recommended that the holders of Company Shares approve and adopt this Agreement and the Merger, (iii) determined that each of the Transaction Agreements and the Transactions, including the Merger, are fair to and in the best interests of the stockholders of Company, (iv) determined that the consideration to be paid for each Company Share in the Merger is fair to the stockholders of Company, (v) declared that each of the Transaction Agreements is advisable, and (vi) Financial Advisor (as defined in Section 3.19) has delivered to Company Board its written opinion that the consideration to be received by Company’s stockholders in respect of each share of Company’s common stock, par value $0.001 per share (the “Common Shares”) pursuant to the Merger is fair to such stockholders from a financial point of view.

1.02 The Merger. At the Effective Time (as defined in Section 1.03), subject to the terms and upon the conditions of this Agreement and in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Acquisition Corp. shall be merged with and into Company (the “Merger”). Following the Merger, the separate corporate existence of Acquisition Corp. shall cease, and Company shall continue as surviving corporation (sometimes hereinafter referred to as “Surviving Corporation”) and shall continue to be governed by the DGCL.

1.03 Effective Time. As soon as practicable following the Closing (as defined in Section 1.08), and provided that this Agreement has not been terminated or abandoned pursuant to Article 7, Company and Acquisition Corp. will cause a certificate of merger substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”) to be duly executed, acknowledged and filed, in the manner required by the DGCL, with the Secretary of State of the State of Delaware, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The date and time the Merger becomes effective in accordance with applicable law is referred to herein as the “Effective Time.”

1.04 Effects of the Merger. The Merger shall have the effects set forth herein, in the Certificate of Merger and in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Company and Acquisition Corp. shall vest in Surviving Corporation, and all debts, liabilities and duties of Company and Acquisition Corp. shall become the debts, liabilities and duties of Surviving Corporation.

1.05 Certificate of Incorporation and Bylaws of Surviving Corporation.

(a) The Certificate of Incorporation (as defined in Section 8.10(d)) of Company as in effect immediately prior to the Effective Time shall be amended in its entirety substantially as provided in Exhibit B attached hereto, and, as so amended, shall be the Certificate of Incorporation of Surviving Corporation until duly amended.

(b) The Bylaws (as defined in Section 8.10(c)) of Company as in effect immediately prior to the Effective Time shall be amended in its entirety substantially as provided in Exhibit C attached hereto, and, as so amended, shall be the Bylaws of Surviving Corporation until duly amended.

1.06 Directors. The directors of Acquisition Corp. immediately prior to the Effective Time shall be the initial directors of Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with applicable law and Surviving Corporation’s Certificate of Incorporation and Bylaws.

1.07 Officers. The officers designated by Acquisition Corp. immediately prior to the Effective Time shall be the initial officers of Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

1.08 Closing. Subject to the conditions contained in this Agreement, the closing of the Merger (the “Closing”) shall take place (i) at the offices of Kirkland & Ellis LLP, 777 S. Figueroa Street, Los Angeles, California 90017, as promptly as practicable but in no event later than the third (3rd) Business Day (as defined in Section 8.10(b) following the satisfaction (or waiver if permissible) of the conditions set forth in Article 6 that by their terms are not to be satisfied at the Closing or (ii) at such other place and time and/or on such other date as Company and Acquisition Corp. may agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

1.09 Additional Actions. If, at any time after the Effective Time, Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Company or Acquisition Corp., Company and its officers and directors shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in Surviving Corporation, and the officers and directors of Surviving Corporation are authorized in the name of Company to take any and all such action.

ARTICLE 2

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF COMPANY AND ACQUISITION CORP.

2.01 Effect on Shares of Capital Stock.

(a) Preferred Shares of Company. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company’s Series B convertible preferred stock, par value $0.001 per share (the “Preferred Shares”, and collectively with the Common Shares, the “Company Shares”), each Preferred Share that is issued and outstanding immediately prior to the Effective Time (excluding any Preferred Shares converted into Common Shares prior to the Effective Time) shall, in accordance with Section 3 of Company’s Certificate of Incorporation, be converted into the right to receive, in cash, Thirty-Three Dollars and Ninety-Three Cents ($33.93) (as adjusted for any stock dividends, combinations, splits, recapitalizations, etc.). Such amounts will be payable to the holder thereof, without interest or dividends thereon, less any applicable withholding of taxes, in the manner provided in Section 2.04. All Preferred Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and each holder of a certificate or certificates representing any such Preferred Shares shall cease to have any rights with respect thereto, except the right to receive the consideration specified in the preceding sentence.

(b) Common Shares of Company. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Shares, Company or Acquisition Corp., each Common Share that is issued and outstanding immediately prior to the Effective Time (other than those Company Shares to be canceled pursuant to Section 2.01(c) shall be canceled and extinguished and converted into the right to receive One Dollar and Twenty-Three Cents ($1.23) (the “Merger Consideration”), payable to the holder thereof, without interest or dividends thereon, less any applicable withholding of taxes, in the manner provided in Section 2.04. All such Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and each holder of a certificate or certificates representing any such Common Shares shall cease to have any rights with respect thereto, except the right to receive the consideration specified in the preceding sentence.

(c) Cancellation of Certain Company Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Shares, Company or Acquisition Corp., each Company Share that is owned by Company or any wholly-owned AVP Subsidiary (as defined in Section 3.05) as treasury stock or otherwise or owned by Acquisition Corp. or Parent or any of their respective Subsidiaries (as defined in Section 8.10(j)) immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(d) Capital Stock of Acquisition Corp. As of the Effective Time, each share of common stock, no par value per share, of Acquisition Corp. (“Acquisition Corp. Common Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders of Acquisition Corp. Common Stock, Company or Acquisition Corp., be converted into one (1) validly issued, fully paid and non-assessable share of common stock, no par value per share, of Surviving Corporation (“Surviving Corporation Common Stock”). Each certificate that, immediately prior to the Effective Time, represented issued and outstanding shares of Acquisition Corp. Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of Surviving Corporation capital stock into which such shares have been converted pursuant to the terms hereof; provided, however, that the record holder thereof shall receive, upon surrender of any such certificate, a certificate representing the shares of Surviving Corporation Common Stock into which the shares of Acquisition Corp. Common Stock formerly represented thereby shall have been converted pursuant to the terms hereof.

(e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Common Shares issued and outstanding immediately prior to the Effective Time and held by a holder (a “Dissenting Shareholder”) who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such Common Shares in accordance with the DGCL (“Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration at the Effective Time in accordance with Section 2.01(b), but shall represent and become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of Delaware, unless and until such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal and payment under the DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal, such former Dissenting Shares held by such holder shall be treated as if they had been converted as of the Effective Time into a right to receive, upon surrender as provided above, the Merger Consideration, without any interest or dividends thereon, in accordance with Section 2.01(b). Company shall give Acquisition Corp. prompt notice of any demands received by Company for appraisal of Common Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by Company. Company shall not, except with the prior written consent of Acquisition Corp., make any payment with respect to, or settle or offer to settle, any such demands.

2.02 Options and Stock Plan.

(a) For purposes of this Agreement, the term “Option” means each outstanding unexercised option to purchase Common Shares, whether or not then vested or fully exercisable, granted on or prior to the date hereof to any current or former employee or director of Company or any AVP Subsidiary or any other person, whether under any stock option plan or otherwise (including, without limitation, under the 2005 Stock Incentive Plan (the “Stock Incentive Plan”) and any other Company stock plan (collectively with the Stock Incentive Plan, the “Stock Plan”).

(b) Prior to the Closing Date, Company shall take all actions necessary so that (A) immediately prior to the Effective Time, each outstanding Option granted under the Stock Plan which has vested or will vest in connection with the Transactions shall become immediately exercisable in full and (B) at the Effective Time, all Options shall be canceled. In consideration of such cancellation, each holder of an Option granted under the Stock Plan which has vested or will vest in connection with the Transactions and canceled in accordance with this Section 2.02(b) and that has an exercise price per Common Share less than the Merger Consideration, will be entitled to receive in settlement of such Option as promptly as practicable following the Effective Time, but in no event later than ten (10) Business Days after the Effective Time, a cash payment from the Payment Fund (as defined in Section 2.04(a)), subject to any required withholding of taxes, equal to the product of (i)  the total number of Common Shares otherwise issuable upon exercise of such Option and (ii)  the amount, if any, by which the Merger Consideration per Common Share exceeds the applicable exercise price per Common Share otherwise issuable upon exercise of such Option (the “Option Consideration”); provided, however, that with respect to any person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the“Exchange Act”), any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Each Option that has an exercise price per Common Share equal to or in excess of the Merger Consideration shall be cancelled at the Effective Time for no consideration.

(c) The Option Consideration described in Section 2.02(b) will satisfy in full the Company’s obligation to each Option holder pursuant to such Option and at the Effective Time all Options shall, without any action on the part of the Company or the holder, be deemed terminated, canceled, void and of no further force and effect as between the Company and the holder and neither party shall have any further rights or obligations with respect thereto.

(d) Company shall take all actions (including, if appropriate, amending the terms of the relevant Stock Plan or amending or waiving relevant agreements providing for vesting conditions on Company Shares or Options therefor) that are necessary to give effect to the transactions contemplated by this Section 2.02.

(e) Except as otherwise provided herein or agreed to in writing by Parent and Company, the Stock Plan shall terminate effective as of the Effective Time and no participant in the Stock Plan shall thereafter be granted any rights thereunder to acquire any equity securities of Company, Surviving Corporation, Parent or any Subsidiary of any of the foregoing.

(f) Company covenants that prior to the Effective Time it will take all actions necessary under that certain SEC no-action letter, dated January 12, 1999, to Skadden, Arps, Slate, Meagher & Flom, to provide that the cancellation, cash-out and conversion of Options, pursuant to this Section 2.02, will qualify for exemption under Rule 16b-3(e) under the Exchange Act.

2.03 Warrants.

(a) For purposes of this Agreement, the term “Warrant” means each outstanding unexercised warrant to purchase Company Shares granted by Company or an AVP Subsidiary to any Person (as defined in Section 8.10(i)) on or prior to the date hereof.

(b) To the extent permitted pursuant to the terms of the respective agreement under which each Warrant was granted, prior to the Closing Date, Company shall take all actions necessary so that at the Effective Time, all Warrants shall be canceled. In consideration of such cancellation, and, in any event, upon the exercise of a Warrant by the holder thereof, each holder of a Warrant which was exercisable immediately prior to the Effective Time and canceled or exercised in accordance with this Section 2.03(b) and that has an exercise price per Common Share less than the Merger Consideration will be entitled to receive in settlement of such Warrant as promptly as practicable following the Effective Time, but in no event later than ten (10) Business Days after the Effective Time, a cash payment from the Payment Fund, subject to any required withholding of taxes, equal to, (i) with respect to the Warrants listed in Section 2.03(b) of the Company Disclosure Schedule, an amount calculated pursuant to the terms of such Warrants, or (ii) with respect to all other Warrants, the product of (A) the total number of Company Shares otherwise issuable upon exercise of such Warrant and (B) the amount, if any, by which the Merger Consideration per Common Share exceeds the applicable exercise price per Common Share otherwise issuable upon exercise of such Warrant (in either case, the “Warrant Consideration”); provided, however, that with respect to any person subject to Section 16 of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act.

(c) The Warrant Consideration described in Section 2.03(b) will satisfy in full the Company’s obligation to each Warrant holder pursuant to such Warrant and at the Effective Time all Warrants shall, without any action on the part of the Company or the holder, be deemed to have become exercisable for the Warrant Consideration.

(d) Prior to the consummation of the acquisition of Company Shares by Acquisition Corp., Company shall take all actions (including, if appropriate, amending the terms of the relevant Warrant agreement) that are necessary to give effect to the transactions contemplated by this Section 2.03.

2.04 Payment for Preferred Shares, Common Shares, Options and Warrants in the Merger.

(a) Prior to the Effective Time, Acquisition Corp. shall appoint a commercial bank or trust company reasonably acceptable to Company to act as exchange and paying agent, registrar and transfer agent (“Agent”) for the purpose of (i) exchanging certificates representing, immediately prior to the Effective Time, Preferred Shares for consideration as described in Section 2.01(a) above, (ii) exchanging certificates representing, immediately prior to the Effective Time, Common Shares for the Merger Consideration, (iii) making payment of the aggregate Option Consideration in exchange for the cancellation of all then-outstanding Options, and (iv) making payment of the aggregate Warrant Consideration in exchange for the cancellation of the then-outstanding Warrants. Subject to Company’s obligations to deposit cash in the Payment Fund described in this Section 2.04(a), at or prior to the Effective Time, Acquisition Corp. shall deposit, or Acquisition Corp. shall otherwise take all steps necessary to cause to be deposited, in trust with Agent for the benefit of the holders of Preferred Shares, Common Shares, Options, and Warrants as the case may be, cash in an aggregate amount equal to the sum of (i) the product of (A) the number of Preferred Shares issued and outstanding immediately prior to the Effective Time and entitled to receive consideration in accordance with Section 2.01(a), and (B) the consideration payable per each Preferred Share pursuant to Section 2.01(a), (ii) the product of (A) the number of Common Shares issued and outstanding immediately prior to the Effective Time and entitled to receive the Merger Consideration in accordance with Section 2.01(b) and (B) the Merger Consideration, (iii) the amount necessary for the payment in full of the Option Consideration in accordance with Section 2.02(b) and (iv) the amount necessary for payment in full of the Warrant Consideration in accordance with Section 2.03(b) (such aggregate amount described in (i), (ii), (iii) and (iv) being hereinafter referred to as the “Payment Fund”). Company shall, as of the Closing Date, have sufficient unrestricted domestic cash on hand to pay any unpaid Expenses (as defined in Section 8.01(a)) (contemplated by Section 3.27 (including, without limitation, those incurred or which may be incurred by Financial Advisor and counsel to Company (including Expenses incurred in connection with any litigation with respect to, arising from or related to the Transactions)) and at the request of Acquisition Corp. or Parent, shall use reasonable best efforts to deposit all other available domestic cash of Company (taking into account the reasonable short-term working capital needs of Company) with Agent for deposit into the Payment Fund prior to the Effective Time. Agent shall, pursuant to instructions provided by Acquisition Corp., make the payments provided for in Section 2.01, Section 2.02 and Section 2.03 of this Agreement out of the Payment Fund (it being understood that any and all interest earned on funds made available to Agent pursuant to this Agreement shall be turned over to the party depositing such funds with Agent). The Payment Fund shall not be used for any other purpose except as provided in this Agreement.

(b) Promptly after the Effective Time, but in no event later than ten (10) Business Days after the Effective Time, Surviving Corporation shall cause Agent to mail to each record holder of certificates (the “Certificates”) that immediately prior to the Effective Time represented Preferred Shares and/or Company Shares (i) a notice of the effectiveness of the Merger, (ii) a form letter of transmittal, in form approved by Company’s counsel, which approval shall not be unreasonably withheld, delayed or conditioned, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Agent, and (iii) instructions for use in surrendering such Certificates and receiving consideration in accordance with Section 2.01(a) with respect to each Preferred Share and the Merger Consideration with respect to each Common Share.

(c) Upon surrender to Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive, within ten (10) Business Days after such surrender, in exchange therefor, (i) in the case of Preferred Shares (other than Preferred Shares to be canceled pursuant to Section 2.01(c)), cash in an amount equal to the product of (A) the number of Preferred Shares formerly represented by such Certificate and (B) the consideration payable per Preferred Share in accordance with Section 2.01(a) and (ii) in the case of Common Shares (other than Common Shares to be canceled pursuant to Section 2.01(c)), cash in an amount equal to the product of (A) the number of Common Shares formerly represented by such Certificate and (B) the Merger Consideration, which amounts shall be paid by Agent by check or wire transfer in accordance with the instructions provided by such holder. No interest or dividends will be paid or accrued on the consideration payable upon the surrender of any Certificate. If the consideration provided for herein is to be delivered in the name of a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such delivery that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other taxes required by reason of such delivery to a person other than the registered holder of the Certificate, or that such person shall establish to the satisfaction of Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.04, each Certificate shall represent, for all purposes, (i) in the case of Certificates representing Preferred Shares (other than Preferred Shares to be canceled pursuant to Section 2.01(c)), only the right to receive an amount in cash equal to the consideration payable per Preferred Share in accordance with Section 2.01(a) multiplied by the number of Preferred Shares formerly evidenced by such Certificate without any interest or dividends thereon and (ii) in the case of Certificates representing Common Shares (other than Common Shares to be canceled pursuant to Section 2.01(c)), only the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of Common Shares formerly evidenced by such Certificate without any interest or dividends thereon.

(d) The consideration issued upon the surrender of Certificates in accordance with this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares formerly represented thereby. After the Effective Time, there shall be no transfers on the stock transfer books of Surviving Corporation of any Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Corporation, they shall be canceled and exchanged as provided in this Article 2.

(e) Any portion of the Payment Fund (including any amounts that may be payable to the former stockholders of Company in accordance with the terms of this Agreement) which remains unclaimed by the former stockholders of Company upon the expiration of one hundred and eighty (180) days after the Closing Date shall be returned to Surviving Corporation, upon demand, and any former stockholders of Company who have not theretofore complied with this Article 2 shall, subject to Section 2.04(f), thereafter look to Surviving Corporation only as general unsecured creditors thereof for payment of any Merger Consideration, without any interest or dividends thereon, that may be payable in respect of each Common Share held by such stockholder. Following the Closing, Agent shall retain the right to invest and reinvest the Payment Fund on behalf of Surviving Corporation in securities listed or guaranteed by the United States government or certificates of deposit of commercial banks that have, or are members of a group of commercial banks that has, consolidated total assets of not less than $100,000,000 and Surviving Corporation shall receive the interest earned thereon.

(f) None of Acquisition Corp., Company or Agent shall be liable to a holder of Certificates or any other person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered upon the second anniversary of the Closing Date (or immediately prior to such earlier date on which any consideration including, but not limited to, consideration in accordance with Section 2.01(a), the Merger Consideration, dividends (whether in cash, stock or property) or other distributions with respect to Company Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.06(b)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

(g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance acceptable to Surviving Corporation) of that fact by the person (who shall be the record owner of such Certificate) claiming such Certificate to be lost, stolen or destroyed and the agreement to indemnify Surviving Corporation against any claim that may be made against it with respect to such Certificate (and, at the reasonable request of Surviving Corporation, the posting by such person of a bond as indemnity against any claim that may be made against it with respect to such Certificate), Agent will issue in exchange for such lost, stolen or destroyed Certificate the consideration deliverable in respect thereof pursuant to this Agreement.

(h) Each of Agent, Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Shares or Options pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment or any other payment in connection with the transactions contemplated by this Agreement under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld and paid over to the appropriate taxing authority by Agent, Surviving Corporation or Parent, such amounts shall be treated for all purposes of this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants to each of Acquisition Corp. and Parent that:

3.01 Organization and Qualification. Company and each AVP Subsidiary is a corporation duly organized, validly existing and in good standing (to the extent applicable) under the laws of its state of incorporation, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing (to the extent applicable) or to have such governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below in this Section 3.01). Except as set forth in Section 3.01 of the Company Disclosure Schedule, Company and each of AVP Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing (to the extent applicable), in each jurisdiction where the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing (to the extent applicable) would not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, the term “Company Material Adverse Effect” means any effect, event, or change that individually or in the aggregate (i) is, or is reasonably likely to be, materially adverse to the business, financial condition or results of operations of Company and AVP Subsidiaries, taken as a whole, or (ii) prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of Company and AVP Subsidiaries to perform in all material respects their obligations under this Agreement or to consummate the transactions contemplated hereby (the “Transactions”) in accordance with the terms hereof, except for any effect, event or change (x) that is generally applicable to the industry or markets in which Company and AVP Subsidiaries operate and not affecting Company or any AVP Subsidiary in any materially more adverse manner or degree therefrom, (y) that is generally applicable to the United States economy or securities markets or the world economy or international securities markets, or (z) the public announcement or existence of this Agreement and the transactions contemplated hereby.

3.02 Certificate of Incorporation Documents and Bylaws. The Certificate of Incorporation attached as Exhibit 3.02-A and the Bylaws attached as Exhibit 3.02-B to Company Disclosure Schedule are, respectively, true, complete and correct copies of Company’s Certificate of Incorporation and Bylaws, each in full force and effect as of the date hereof. Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Company has heretofore made available to Acquisition Corp. a complete and correct copy of the Certificate of Incorporation and the Bylaws of each AVP Subsidiary, as in full force and effect as of the date hereof. No AVP Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

3.03 Capitalization.

(a) The authorized capital stock of Company consists of 80,000,000 Common Shares and 2,000,000 Preferred Shares. Except for Common Shares issued after the date hereof upon exercise of Options and Warrants outstanding as of the date hereof, (i) 19,824,539 Common Shares are issued and outstanding, (ii) 69,256 Preferred Shares are issued and outstanding, and (iii) no Company Shares are held by Company in its treasury. Company has 30,000,000 Common Shares reserved for issuance pursuant to the Stock Incentive Plan, of which 8,879,883 Common Shares are subject to outstanding Options, and the weighted average exercise price for such Options is $0.32 (except for any changes caused by the exercise of Options after the date hereof which were outstanding on the date hereof). Company has issued Warrants exercisable for 9,947,337 Common Shares, and weighted average exercise price for such Warrants is $1.70. There are not now, and at the Effective Time there will not be, any options, warrants, calls, subscriptions, or other rights, or other agreements or commitments of any character relating to the issued or unissued capital stock of Company or obligating Company to issue, transfer or sell any shares of capital stock of, or other equity interests in, Company or any AVP Subsidiary. Section 3.03(a) of the Company Disclosure Schedule sets forth the name of each holder of an Option, together with the grant date, exercise price, number of Common Shares issuable upon exercise of each such Option, vesting schedule of each such Option and the number of vested and unvested Options of each Option holder, except with respect to any unintentional misstatement which would not affect the number of Common Shares issuable upon exercise of the Options or the aggregate Option Consideration with respect to all Options. All of the Options were granted pursuant to the Stock Incentive Plan. Section 3.03(a) of the Company Disclosure Schedule sets forth the name of each holder of a Warrant, together with the issuance date, exercise price, number of Common Shares issuable upon the exercise of such Warrant and the vesting schedule of such Warrant. All issued and outstanding Company Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of, or other equity interests in, each AVP Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, are owned by either Company or an AVP Subsidiary, free and clear of all Liens (as defined in Section 3.06(a)), other than Permitted Liens (as defined in Section 3.24(d)). There are no outstanding options, warrants, calls, subscriptions, convertible securities or other rights, or other agreements or commitments, obligating any AVP Subsidiary to issue, transfer or sell any shares of its capital stock or other equity interests. There are no outstanding obligations of Company or any AVP Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, Company or any AVP Subsidiary.

(b) Except as set forth in Section 3.03(b) of the Company Disclosure Schedule, neither Company nor any AVP Subsidiary is a party to, and to Company’s Knowledge (as defined in Section 8.10(f)), without having made inquiry of any of its stockholders, except for estate planning and similar trust agreements, no stockholders of Company are party to, any stockholders agreements, voting trusts or other agreements or understandings relating to voting or disposition of any shares of capital stock of Company or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to Company Board. Company is not party to any such agreement or to any agreement granting registration rights to any Person.

3.04 Authority Relative to this Agreement. Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, subject to the approval of this Agreement and the Merger by the holders of a majority of the outstanding Company Shares entitled to vote thereon with respect to the Merger, and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Company are necessary to authorize Company’s execution and delivery of this Agreement or to consummate the Transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding Company Shares entitled to vote thereon and the filing or recordation of the Certificate of Merger). This Agreement have been duly and validly executed and delivered by Company, and (assuming this Agreement constitutes a valid and binding obligation of Acquisition Corp. and Parent) constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to general principles of equity. Upon consummation of the Transactions, (i) Parent will own all of the outstanding capital stock of the Company, including all of the outstanding Company Shares, (ii) all Options shall have been cancelled and be of no further force or effect, and (iii) all Warrants that have an exercise price per Common Share less than the Merger Consideration shall have become exercisable for the Warrant Consideration.

3.05 Company Subsidiaries. Section 3.05 of the Company Disclosure Schedule contains a correct and complete list of each Subsidiary of Company (each, “AVP Subsidiary” and collectively, “AVP Subsidiaries”) and the jurisdiction in which each such AVP Subsidiary is incorporated. Section 3.05 of the Company Disclosure Schedule sets forth for each AVP Subsidiary: (i) its authorized capital stock or share capital; (ii) the number of issued and outstanding shares of capital stock or share capital; and (iii) Company’s direct or indirect equity interest therein. Except for (A) investments in marketable securities set forth in Section 3.05 of the Company Disclosure Schedule and (B) equity interests in AVP Subsidiaries, Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. No AVP Subsidiary owns, directly or indirectly, any capital stock or other ownership interest in any Person, except for the capital stock and/or other ownership interest in another AVP Subsidiary. Each AVP Subsidiary is directly or indirectly wholly-owned by Company.

3.06 No Violation and Required Filings and Consents.

(a) The execution and delivery by Company of this Agreement does not, and the performance of this Agreement by Company and the consummation of the Transactions will not, (i) conflict with or violate any provision of Company’s Certificate of Incorporation or Bylaws or conflict with or violate any provision of the Certificate of Incorporation or Bylaws of any AVP Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made or complied with, conflict with or violate in any material respect any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, permit, license, injunction, writ, judgment, decree or order (each, a “Law” and, collectively, “Laws”) applicable to Company or any AVP Subsidiary or by which any asset of Company or any AVP Subsidiary is bound or affected, (iii) except as set forth in Section 3.06(a) of the Company Disclosure Schedule, materially conflict with, result in any breach of or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, require any notice, or require any payment under, or give rise to a loss of any benefit to which Company or any AVP Subsidiary is entitled under any provision of any Material Contract (as defined in Section 3.17(a)) or (iv) result in the creation or imposition of a material lien, claim, security interest or other charge, title imperfection or encumbrance (each, a “Lien” and, collectively, “Liens”) on any asset of Company or any AVP Subsidiary.

(b) The execution and delivery by Company of this Agreement does not, and the performance of this Agreement and the consummation by Company of the Transactions will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any domestic (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court or instrumentality or arbitrator of any kind (“Governmental Authority”), except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules and regulations thereunder and filing and recordation of the Certificate of Merger.

3.07 SEC Reports and Financial Statements.

(a) Company has filed all forms, reports, statements and schedules and made all other filings (the “SEC Reports”) with the United States Securities and Exchange Commission (the “SEC”) required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder since February 28, 2005. The SEC Reports, as well as all forms, reports, statements, schedules and other documents to be filed by Company with the SEC after the date hereof and prior to the Effective Time (the “Future SEC Reports”) (i) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the published rules and regulations of the SEC thereunder, as applicable to such SEC Reports and such later filed Future SEC Reports and (ii) did not and will not as of the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were and will be made, not misleading. No AVP Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

(b) Set forth in Section 3.07(b) of the Company Disclosure Schedule are copies of Company’s audited, consolidated balance sheet as of December 31, 2006 and statements of income and cash flows for the twelve (12) month period ended December 31, 2006 (collectively, the “Financial Statements”). Each of the Financial Statements and the consolidated financial statements (including, in each case, any notes thereto) of Company included in the SEC Reports or any Future SEC Report has been, and in the case of any Future SEC Report will be, prepared in all material respects in accordance with the published rules and regulations of the SEC (including Regulation S-X) and in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (“GAAP”) (except as otherwise stated in such financial statements, including the related notes, or, in the case of unaudited interim financial statements, as may be permitted by the SEC under Forms 10-QSB, 8-K or any successor forms under the Exchange Act), except as otherwise specifically set forth in Section 3.07(b) of the Company Disclosure Schedule, and each fairly presents the consolidated financial position, results of operations and cash flows of Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to the absence of complete footnote disclosure and to normal and recurring quarterly and year-end adjustments, none of which, individually or in the aggregate is, or is reasonably expected to be, material). Except as set forth in Section 3.07(b) of the Company Disclosure Schedule, neither Company nor any AVP Subsidiary have any outstanding Indebtedness (as defined in the following sentence). For purposes of this Agreement, “Indebtedness” shall mean, with respect to any Person at a particular time and, in each case, except between or among Company and any AVP Subsidiary, (i) any obligation for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any obligation evidenced by any note, bond, debenture or other debt security, (iii) any obligation for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current Liabilities (incurred in the ordinary course of business consistent with past practice), (iv) any commitment by which such Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any obligation guaranteed in any manner by such Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized or synthetic leases with respect to which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations such Person assures a creditor against loss, (vii) any obligation secured by a Lien (other than a Permitted Lien) on such Person’s assets, (viii) any Liability under any deferred compensation plans, which Liability is payable or becomes due as a result of the transactions contemplated herein, and (ix) any fees, penalties, premiums or accrued and unpaid interest with respect to the foregoing (in the case of prepayments or otherwise) that would become due or payable as a result of the consummation of the Transactions. There are no obligations under any letters of credit in effect as of the date hereof in excess of the amounts set forth in Section 3.07(b) of the Company Disclosure Schedule and any such obligations subsequent to the date hereof were entered into in the ordinary course of business in compliance with Article 5.

(c) Except as disclosed in Section 3.07(c) of the Company Disclosure Schedule, all accounts receivable of Company and AVP Subsidiaries, whether reflected in the Interim Financial Statements or otherwise, represent sales actually made in the ordinary course of business, and, to Company’s Knowledge, are current and collectible net of any reserves shown in the Interim Financial Statements.

(d) The management of Company has (i) designed disclosure controls and procedures (as defined under the Exchange Act) to ensure that material information relating to Company, including its consolidated subsidiaries, is made known to the management of Company by others within those entities, and (ii) disclosed, based on its most recent evaluation, to Company’s auditors and the audit committee of Company Board (A) all significant deficiencies in the design or operation of internal control over financial reporting (as defined under the Exchange Act) which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial data and have identified for Company’s auditors any material weaknesses in internal control over financial reporting (as defined under the Exchange Act) and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting (as defined under the Exchange Act). A summary of such disclosure made by management to the Company’s auditors and audit committee is set forth in Section 3.07(d) of Company Disclosure Schedule.

(e) Except as set forth in Section 3.07(e) of the Company Disclosure Schedule, neither Company nor any AVP Subsidiary is subject to any liabilities or obligations of any kind or nature (whether accrued, absolute, contingent, determinable or otherwise) (each, a “Liability” and collectively, “Liabilities”), except (i) Liabilities set forth on the face of the December 31, 2006 balance sheet included in Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 or the footnotes thereto, (ii) Liabilities that have arisen after December 31, 2006 in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), (iii) Liabilities under Contracts (as defined in Section 8.10(e)) identified in Section 3.17(a) of the Company Disclosure Schedule or under Contracts not required to be identified on the Company Disclosure Schedule pursuant to Section 3.17 below which were entered into in the ordinary course of business consistent with past practice (but not Liabilities for any breach of any such Contract occurring on or prior to the Closing Date), or (iv) Liabilities not required by GAAP to be reflected on the consolidated balance sheet or notes thereto which would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.07(d) of the Company Disclosure Schedule, neither Company nor any AVP Subsidiary is a guarantor or otherwise liable for any Liability (including Indebtedness) of any Person other than the following bonds to the extent disclosed in Section 3.07(d) of the Company Disclosure Schedule: (x) indemnity bonds entered into the ordinary course of business (e.g., workers compensation), (y) utility bonds or (z) bonds entered into in connection with certain promotional activities and any similar Liabilities, in each case other than bonds which do not have a Liability exceeding $250,000 in the aggregate. No such bonds require any collateral.

(f) Except as set forth in Section 3.07(f) of the Company Disclosure Schedule and other than as disclosed in Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2006, neither Company nor any AVP Subsidiary is indebted to any director or officer of Company or any AVP Subsidiary (except for amounts due as normal salaries and bonuses or in reimbursement of ordinary business expenses and directors’ fees) and no such person is indebted to Company or any AVP Subsidiary and, since January 1, 2007, there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the SEC.

(g) The Company does not have any unresolved comments from the staff of the SEC with respect to any SEC Report covered by Section 3.07.

(h) Company has no plans to file any amendments or modifications to any previously filed SEC Reports.

3.08 Compliance with Applicable Laws. Except as set forth in Section 3.08 of the Company Disclosure Schedule, (i) neither Company nor any AVP Subsidiary is in violation of any Order (as defined in Article 6) of any Governmental Authority or any Law of any Governmental Authority applicable to Company or any AVP Subsidiary or any of their respective properties or assets and (ii) since February 28, 2005, the business operations of Company and the AVP Subsidiaries have been conducted in material compliance with all Laws of each Governmental Authority.

3.09 Absence of Certain Changes or Events. Except as set forth in Section 3.09 of the Company Disclosure Schedule or as contemplated by this Agreement, since January 1, 2007, Company and AVP Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice and there has not been:

(a) any material change in any method of accounting or accounting practice by Company or any AVP Subsidiary nor have either Company or any AVP Subsidiary made any material write-down in the value of their respective inventory or accounts receivable or reversed any material accruals;

(b) any transaction or commitment made, or any Contract entered into, by Company or any AVP Subsidiary relating to its assets or business (including, without limitation, the acquisition, disposition, leasing or licensing of any tangible or intangible assets) or any relinquishment by Company or any AVP Subsidiary of any contract or other right, in either case, material to Company and the AVP Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice;

(c) any declaration of any dividend scheduled to be paid after the date hereof or, other than regular quarterly dividends and distributions from any AVP Subsidiary to Company or another AVP Subsidiary, any declaration, setting aside or payment of any dividend (whether in cash, stock or other property) or other distribution in respect of Company’s securities or any redemption, purchase or other acquisition of any of Company’s securities;

(d) any split, combination or reclassification of any of the Company’s capital stock or any issuance or the authorization of any issuance of any securities in respect of, in lieu of or in substitution for shares of its capital stock, except for (i) the granting of Options or Warrants set forth in Section 3.03(a) of the Company Disclosure Schedule and (ii) the issuance of any Company Shares pursuant to the exercise of any Options or Warrants set forth in Section 3.03(a) of the Company Disclosure Schedule;

(e) any amendment of any material term of any outstanding security of Company or any AVP Subsidiary;

(f) any issuance by Company or any AVP Subsidiary of any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for (i) the granting of Options or Warrants set forth in Section 3.03(a) of the Company Disclosure Schedule and (ii) the issuance of any Company Shares pursuant to the exercise of any Options or Warrants set forth in Section 3.03(a) of the Company Disclosure Schedule;

(g) any incurrence, assumption or guarantee by Company or any AVP Subsidiary of any indebtedness for borrowed money other than the issuance of letters of credit in the ordinary course of business consistent with past practices of Company and AVP Subsidiaries;

(h) any creation or assumption by Company or any AVP Subsidiary of any Lien on any assets other than Permitted Liens;

(i) any making of any loans, advances or capital contributions to or investment in any entity or person, other than loans, advances or capital contributions to or investments in Company or AVP Subsidiaries;

(j) any entry into any Contract related to the acquisition or disposition of any business or any material assets other than inventory in the ordinary course of business;

(k) any effect, event or change that has had or is reasonably likely to have a Company Material Adverse Effect;

(l) any material increase in the benefits under, or the establishment, material amendment or termination of, any Benefit Plan (as defined in Section 3.13(a)) covering current or former employees, officers or directors of Company or any AVP Subsidiary, or any material increase in the compensation payable or to become payable to or any other material change in the employment terms for any directors or executives with a title of vice president or higher of Company or any AVP Subsidiary or, other than as required by an existing employment agreement disclosed to Parent prior to execution of this Agreement, any material increase in the compensation payable or to become payable to any other employee of Company or any AVP Subsidiary;

(m) any entry by Company or any AVP Subsidiary into any employment, consulting, severance, termination, change-of-control or indemnification agreement with any director or executive of Company or any AVP Subsidiary or entry into any such agreement with director or executive with a title of vice president or higher for a non-contingent cash amount in excess of $25,000 per year or outside the ordinary course of business;

(n) any entry into or termination of a collective bargaining agreement or any other agreement with a labor organization, written or oral, or amendment of the material terms of any such agreement;

(o) any implementation of a plant closing or layoff that could implicate the WARN Act (as defined in Section 3.25(c));

(p) any settlement or compromise of any material litigation or other dispute affecting Company or any AVP Subsidiary;

(q) any capital expenditures that amount in the aggregate to more than $100,000 or any commitments with respect to capital expenditures and other planned capital expenditures through the Closing Date in the ordinary course of business that amount in the aggregate to more than $100,000;

(r) any authorization of, or agreement by Company or any AVP Subsidiary to take, any of the actions described in this Section 3.09, except as expressly contemplated by this Agreement; or

(s) any material elections relating to Taxes (as defined in Section 8.10(k)) or revocation of such elections, any material change in any tax accounting practices, procedures, or methods relating to any material amount of Taxes of Company or any AVP Subsidiary, or settling or compromising of any legal proceeding or controversy relating to any material increase or decrease in the amount of Taxes of Company or any AVP Subsidiary.

3.10 Change of Control. Section 3.10 of the Company Disclosure Schedule sets forth (i) all Contracts with Company or any AVP Subsidiary, including but not limited to, severance plans, bonus plans, employment agreements, or any other plan, agreement or arrangement with any Person, pursuant to which a Liability is due or would become payable, in whole or in part, directly as a result of the consummation of any of the Transactions, (ii) all Contracts with Company or any AVP Subsidiary, that require the consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting or repurchase rights and (iii) the amount of any compensation, remuneration or other amounts which are or may be due or payable by Company or any AVP Subsidiary as a result of the Transactions under such Contracts (including any such Liabilities which are or may be due or payable by Company or any AVP Subsidiary assuming that each employee of Company that is a party to a Contract is terminated without cause immediately following the consummation of the Merger).

3.11 Litigation. Section 3.11 of the Company Disclosure Schedule sets forth each suit, claim, charge, complaint, action, grievance, arbitration, proceeding or investigation pending or, to Company’s Knowledge, threatened against Company or any AVP Subsidiary, at law or in equity other than workers’ compensation claims or general liability claims which individually do not exceed $10,000. Except as set forth in Section 3.11 of the Company Disclosure Schedule neither Company nor any AVP Subsidiary is subject to any outstanding material order, writ, injunction or decree. All workers’ compensation claims and general liability claims taken in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.12 Information in Proxy Statement. The representations and warranties contained in this Section 3.12 will not apply to statements or omissions included in the Company Disclosure Documents (as defined in Section 3.12(a)) based upon information furnished to Company in writing by Parent, Acquisition Corp. or any of their respective representatives specifically for use therein.

(a) Each document required to be filed by Company with the SEC in connection with the Transactions (the “Company Disclosure Documents”), including, without limitation, the proxy or information statement of Company containing information required by Regulation 14A under the Exchange Act (together with all amendments and supplements thereto, the “Proxy Statement”), to be filed with the SEC in connection with the Merger, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

(b) At the time the Proxy Statement, if any, or any amendment or supplement thereto is first mailed to stockholders of Company and at the time such stockholders vote on adoption of this Agreement and the Merger, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.13 Benefit Plans.

(a) Section 3.13(a) of the Company Disclosure Schedule contains a complete and correct list of each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and each other material benefit plan, program, agreement or arrangement maintained, sponsored, contributed or required to be contributed to by Company or any AVP Subsidiary or with respect to which Company or any AVP Subsidiary has any current or potential obligation or liability (collectively, the “Benefit Plans”). Company has provided to Parent or Acquisition Corp. correct and complete copies of (i) each Benefit Plan document, (ii) the three most recent annual reports on Form 5500 as filed with respect to each Benefit Plan (and all attachments thereto), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iv) the most recent determination letter received from the Internal Revenue Service, if applicable, and (v) each trust agreement, insurance contract, group annuity contract or funding arrangement relating to any Benefit Plan.

(b) Each Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred that could reasonably be expected to adversely affect the qualification of such Benefit Plan.

(c) None of Company, any AVP Subsidiary or any ERISA Affiliate (as defined below in this paragraph) maintains, sponsors, contributes to, has any obligation to contribute to, or has any current or potential liability or obligation under or with respect to (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA), (ii) a “multiple employer plan” (as such term is defined in Section 210 of ERISA or Section 413(c) of the Code), (iii) a “multiemployer plan” as defined in Section 3(37) of ERISA, or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Neither Company nor any AVP Subsidiary has any obligation or liability to provide post-employment or post-termination welfare or welfare-type benefits to any Person, and Company, AVP Subsidiaries and the ERISA Affiliates have complied and are in compliance with the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law. For purposes of this Agreement, an “ERISA Affiliate” means each Person that at any relevant time is or was treated as a single employer with Company or any AVP Subsidiary under Section 414 of the Code.

(d) Each Benefit Plan has been maintained, funded and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws. All contributions and premium payments with respect to the Benefit Plans that have been required to be made in accordance with the terms of the Benefit Plans and applicable laws have been timely made, and all contributions and premium payments with respect to the Benefit Plans for any period ending on or before the Closing Date that are not yet due shall have been made or properly accrued.

(e) None of Company, any AVP Subsidiary or any other “disqualified person” (within the meaning of Section 4975 of the Code) or any “party in interest” (with in the meaning of Section 3(14) of ERISA) has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) with respect to any Benefit Plan. No “fiduciary” (within the meaning of Section 3(21) of ERISA) of any Benefit Plan has any current or potential obligation or liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan. There is no action, suit, investigation, proceeding, audit, inquiry or claim pending or threatened with respect to any Benefit Plan, other than routine claims for benefits under any Benefit Plan.

(f) The transactions contemplated by this Agreement will not cause the acceleration of vesting in, or payment of, any benefits under any Benefit Plan and will not otherwise accelerate or increase any current or potential liability or obligation thereunder.

(g) Neither Company nor any AVP Subsidiary has any current or potential obligation or liability with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) by reason of being treated as a single employer under Section 414 of the Code with any other entity.

(h) Each Benefit Plan which is a nonqualified deferred compensation plan is in “good faith compliance” in all material respects, in both form and operation, with Section 409A of the Code and the guidance promulgated thereunder. No payment to be made under any Benefit Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

3.14 Taxes.

(a) All Tax Returns (as defined in Section 8.10(l)) required to have been filed by Company and AVP Subsidiaries have been filed prior to the due date for such Tax Returns, and each such Tax Return is true, correct, accurate and prepared in accordance with applicable law. Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, all Taxes of Company and AVP Subsidiaries have been paid whether or not shown on any Tax Return. Company and AVP Subsidiaries have timely withheld and paid to the appropriate taxing authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any third-party. There are no Liens on any assets of Company or any AVP Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for Taxes not yet due and payable or Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP.

(b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, there is no audit, claim, action, suit, proceeding or investigation pending against Company or any AVP Subsidiary in respect of any Taxes, nor has Company or any AVP Subsidiary been informed of the commencement or anticipated commencement of any such activity. No written claims have been made by any taxing authority in a jurisdiction where Company and AVP Subsidiaries do not file Tax Returns that Company or any AVP Subsidiary is or may be subject to taxation in that jurisdiction. Neither Company nor any AVP Subsidiary (nor any member of any affiliated, consolidated, combined or unitary group of which Company or any AVP Subsidiary is a member) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not expired.

(c) The unpaid Taxes of Company and AVP Subsidiaries do not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on Company’s Interim Financial Statements and the most recent balance sheet of any AVP Subsidiaries that are not consolidated with Company for balance sheet purposes, nor do the unpaid Taxes of Company or any AVP Subsidiary exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company and AVP Subsidiaries in filing their Tax Returns. Since the date of the Interim Financial Statements, neither Company nor any AVP Subsidiary has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, except in the ordinary course of business consistent with past custom and practice.

(d) Company has made available to Parent or its legal counsel or accountants copies of all Tax Returns for Company and AVP Subsidiaries filed for all periods since December 31, 2003, and all private letter rulings, determination letters, closing agreements and other correspondence issued by or received from any taxing authority since the same date or that may apply to Company or any AVP Subsidiary after the Closing Date. Section 3.14(d) of the Company Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) in which Company and AVP Subsidiaries file Tax Returns. Section 3.14(d) of the Company Disclosure Schedule lists Company and each AVP Subsidiary and whether each such entity is treated for Tax purposes as a corporation, association, partnership or other entity, or whether such entity is disregarded for Tax purposes.

(e) Neither Company nor any AVP Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) any intercompany transactions or any excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law), (iv) any installment sale or open transaction disposition made on or prior to the Closing Date or (v) any prepaid amounts received on or prior to the Closing Date.

(f) Neither Company nor any AVP Subsidiary (i) is currently subject to a limitation under Section 383 or 384 of the Code (or any corresponding provision of state, local or foreign Tax law), (ii) is a party to any “reportable transaction” within the meaning of Section 1.6011-4 of the Treasury Regulations, (iii) has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code, (iv) is or has ever been a “United States Real Property Holding Company” within the meaning of Section 897 of the Code, (v) is a party to any contract, agreement, plan or arrangement including, without limitation, this Agreement, which could give rise to the payment of any amount that would not be deductible or on which a penalty or excise tax could be imposed pursuant to Sections 162(m), 280G, 404, 409A or 4999 of the Code, (vi) has taken any position on a federal income tax return that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code without disclosing such position as provided in the applicable Treasury Regulations, (vii) is subject to the dual consolidated loss provisions of Section 1503(d) of the Code, (viii) is subject to the overall foreign loss provisions of Section 904(f) of the Code, (ix) is subject to the recharacterization provisions of Section 952(c)(2) of the Code, (x) is or has ever been subject to the international boycott provisions of Section 999 of the Code or (xi) has ever been a party to any transaction or arrangement which may have caused an extension of any statute of limitations related to Taxes, including an extension because the transaction or arrangement was required to be, but was not, reported to any taxing authority.

(g) Neither Company nor any AVP Subsidiary (i) has any liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations or any similar provision of state, local or foreign law, (ii) has any liability for the Taxes of any Person as transferee or successor, by contract or otherwise or (iii) is a party to any Tax allocation or Tax sharing agreement.

3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Schedule contains a complete and accurate list of all (a) patented or registered Intellectual Property (as defined in Section 3.15(b)) owned by Company and each AVP Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property filed by Company and each AVP Subsidiary, (c) material unregistered trademarks, service marks, and copyrights owned by Company and each AVP Subsidiary, and (d) except for shrink-wrap, click-wrap or other standard form licenses for unmodified commercially available software purchased or licensed for less than $25,000, all written licenses and other agreements by which Company and each AVP Subsidiary grants to any third party the right to use any Intellectual Property owned by Company and AVP Subsidiaries, all licenses and other agreements by which any third party grants to Company or any AVP Subsidiary the right to use any material Intellectual Property and all other agreements that restrict Company’s and each AVP Subsidiary’s ability to use or disclose any material Intellectual Property owned or used by Company or any AVP Subsidiary, in each case identifying the subject Intellectual Property.

(b) Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, Company and each AVP Subsidiary owns and possesses, free and clear of any Liens, or has a valid and enforceable written license or otherwise has the right to use, all Intellectual Property set forth in or required to be set forth in Section 3.15(a) of the Company Disclosure Schedule and all other Intellectual Property necessary for the operation of their respective businesses as currently conducted. As used in this Agreement, the term “Intellectual Property” means: (i)  registered and unregistered trademarks, service marks, trade names, Internet domain names, and trade dress (including the good will associated with each); (ii)  patents, patent applications, patent disclosures, inventions and related know how; (iii)  registered and unregistered copyrights, copyrightable works and mask works; (iv) computer software, data and databases including, but not limited to, object code, source code, related documentation and all copyrights therein; (v) trade secrets and confidential information; and (vi) all other intellectual property rights.

(c) Company and AVP Subsidiaries have taken reasonable steps to maintain and protect the material Intellectual Property owned by Company or AVP Subsidiaries and will continue to take such steps to maintain and protect all of the Intellectual Property prior to Closing, in each such case so as not to adversely affect the validity or enforceability thereof.

(d) Except as set forth in Section 3.15(d) of the Company Disclosure Schedule, (i) all of the Intellectual Property owned by Company or any AVP Subsidiary is valid and enforceable, (ii) no claim by any third party has been made that is currently outstanding or to Company’s Knowledge, is threatened, against Company or any AVP Subsidiary contesting the validity, enforceability, use or ownership of any of the Intellectual Property owned or used by Company or any AVP Subsidiary, (iii) to Company’s Knowledge, neither Company nor any AVP Subsidiary has infringed, misappropriated or otherwise conflicted with, and the operation of their business as currently conducted will not infringe, misappropriate or conflict with, any Intellectual Property of any third party, (iv) neither Company nor any AVP Subsidiary has received any notices asserting claims of the type described in clause (iii) immediately preceding (including, without limitation, any demands to license any Intellectual Property from any third party), and (iv) to Company’s Knowledge, none of the Intellectual Property owned or used by Company or any AVP Subsidiary has been or is currently being infringed, misappropriated or otherwise violated by any third party. The transactions contemplated by this Agreement will not have a Company Material Adverse Effect on Company’s and AVP Subsidiaries’ right, title or interest in and to the Intellectual Property owned or used by Company or any AVP Subsidiary and all of such Intellectual Property shall be owned or available for use by Company and AVP Subsidiaries on substantially the same terms and conditions immediately after the Closing.

3.16 Licenses and Permits. Company and AVP Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority (the “Permits”) necessary for Company and AVP Subsidiaries to own, lease and operate its properties and carry on its business as it is now being conducted in all material respects (the “Company Permits”). As of the date hereof, all of the Company Permits are in full force and effect and no violation, suspension or cancellation of any of Company Permits is pending or, to Company’s Knowledge, threatened. Except as set forth in Section 3.16 of the Company Disclosure Schedule, none of the Company Permits will be terminated or impaired in any material respect or become terminable, in whole or in part, as a result of the Transactions.

3.17 Material Contracts.

(a) Section 3.17(a) of the Company Disclosure Schedule sets forth a list (in effect as of the date hereof) of each of the following Contracts (and each amendment or modification thereto): (i) pension, profit sharing, equity option, employee equity purchase, bonus or other plan or Contract of Company or any AVP Subsidiary providing for deferred or other compensation to employees, former employees or consultants, or any collective bargaining agreement or other Contract of Company or any AVP Subsidiary with any labor union; (ii) Contract for the employment of any officer, individual employee or other Person relating to Company or any AVP Subsidiary on a full-time, part-time, consulting or other basis requiring annual payment by Company or any AVP Subsidiary of at least $100,000 or relating to loans to members, managers, officers, directors or Affiliates of Company or any AVP Subsidiary; (iii) Contract providing for any post-employment obligations to any past or current employee; (iv) Contract under which Company or any AVP Subsidiary has advanced or loaned or agreed to advance or loan to any other Person amounts exceeding $20,000 in the aggregate, other than from Company or an AVP Subsidiary in the ordinary course of business, which is set forth in Section 3.17(a) of the Company Disclosure Schedule, but it is understood that such schedule is only current as of the date hereof; (v) Contract of Company or any AVP Subsidiary relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of Company and AVP Subsidiaries; (vi) Contract by which Company or any AVP Subsidiary guarantees, endorses or otherwise becomes or is contingently liable upon the Liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guaranties of the payment of dividends or other distributions upon the shares of any other Person; (vii) Contract under which Company or an AVP Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other Person, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000; (viii) Contract under which Company or an AVP Subsidiary is lessor of or permits any other Person to hold or operate any property, real or personal, owned or controlled by Company or an AVP Subsidiary other than immaterial rights of way, easements, covenants or similar rights to real property; (ix) Contract of Company or any AVP Subsidiary that is a settlement, conciliation or similar agreement requiring payment as of or after the execution date hereof of consideration in excess of $10,000 or satisfaction of any monitoring or reporting responsibilities to any Governmental Authority outside the ordinary course of business; (x) material Contract of Company or any AVP Subsidiary relating to any intangible property (including any Intellectual Property) or any other agreements affecting Company’s or any AVP Subsidiary’s ability to use or disclose any Intellectual Property; (xi) warranty agreement of Company or any AVP Subsidiary relating to the services rendered or products sold or leased by it; (xii) distribution, promotion, supply or franchise agreement of Company or any AVP Subsidiary; (xiii) each Contract of Company or any AVP Subsidiary with a term of more than six (6) months which is not terminable by Company or an AVP Subsidiary upon less than thirty-two (32) days’ notice without material penalty and involves consideration in excess of $50,000 in the aggregate annually; (xiv) Contract prohibiting Company or any AVP Subsidiary from freely engaging in business in any jurisdiction in the world in any material respect; and (xv) Contract or group of related Contracts of Company or any AVP Subsidiary which involves a consideration in excess of $100,000 in the aggregate annually (the items listed in clauses (i) through (xv) above, together with any Contract required to be disclosed pursuant to Section 3.15, collectively, the “Material Contracts”). Company has made available to Acquisition Corp. a correct and complete copy of each Material Contract listed in Section 3.17(a) of the Company Disclosure Statement.

(b) Except as set forth in Section 3.17(b) of the Company Disclosure Schedule, (i) neither Company nor any AVP Subsidiary is, nor to Company’s Knowledge, is any other party, in material default under any Material Contract and (ii) there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute a material default. All Contracts to which Company or any AVP Subsidiary is a party, or by which any of their respective assets are bound, are valid and binding, in full force and effect and enforceable against Company or any such AVP Subsidiary, as the case may be, and, to Company’s Knowledge, the other parties thereto in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to the general principles of equity.

(c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, no Material Contract will, by its terms, terminate as a result of the Transactions or require any consent from any party thereto in order to remain in full force and effect immediately after the Effective Time.

3.18 Environmental and Safety Requirements. Except as set forth in Section 3.18 of the Company Disclosure Schedule:

(a) Company and AVP Subsidiaries have at all times complied and are in compliance with all Environmental and Safety Requirements (as defined in Section 3.18(e)), which compliance has included obtaining and complying at all times with all permits, licenses and other authorizations required pursuant to Environmental and Safety Requirements for the occupation of Company’s or AVP Subsidiaries’ properties or facilities and the operation of its business.

(b) Neither Company nor any AVP Subsidiary has received any written, or oral notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, with respect to past or current operations of the business, or its past or current real properties or facilities and arising under Environmental and Safety Requirements.

(c) Neither Company nor any AVP Subsidiary, nor any predecessor or Affiliate of Company or any AVP Subsidiary, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released, or exposed any Person to, any substance, including without limitation any Hazardous Substance, or owned or operated its business or any property or facility (and no such property or facility is contaminated by any such substance) so as to give rise to any liabilities (contingent or otherwise), including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or any other Environmental and Safety Requirements.

(d) Neither Company nor any AVP Subsidiary have, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements.

(e) Company and AVP Subsidiaries have furnished to Acquisition Corp. and Parent all environmental audits, reports and other environmental documents relating to Company or any AVP Subsidiary or its or their current operations, properties or facilities (and any past operations, properties or facilities with respect to which environmental matters remain unresolved ) which are in their possession or under its or their reasonable control.

“Environmental and Safety Requirements” shall mean all federal, state, local and foreign statutes, regulations, ordinances and other requirements having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment.

“Hazardous Substances” shall mean any hazardous, toxic or polluting substance, material or waste or any other substance for which liability or standards of conduct are imposed under Environmental and Safety Requirements, and shall include including petroleum or any derivative or by-product thereof, asbestos containing materials, radioactive materials, odors, mold and polychlorinated biphenyls.

3.19 Opinion of Financial Advisor. The Special Committee has received the written opinion of Jefferies & Company, Inc. (“Financial Advisor”) to the effect that, as of the date hereof, subject to the factors and assumptions in the opinion, the Merger Consideration to be received by the holders of Common Shares pursuant to the Merger is fair to such holders from a financial point of view. Company has made available a copy of such opinion to Parent.

3.20 Brokers. Except for the liability to Financial Advisor pursuant to the engagement letter by and between Company and Financial Advisor, delivered to Parent and Acquisition Corp. prior to the date hereof, neither Company nor any AVP Subsidiary has or will have any liability for any brokerage fees, commissions, finder’s fees or investment banking fees connection with the Transactions. Prior to the execution hereof, Company has made available to Parent and Acquisition Corp. a complete and correct copy of all agreements between Company and any broker, finder or investment banker pursuant to which any such Person would be entitled to any payment relating the Transactions.

3.21 Special Committee and Company Board Recommendations. The Special Committee has unanimously (i) declared the advisability of this Agreement and the Transactions, (ii) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the holders of Company Shares, (iii) determined that the Merger Consideration is fair to and in the best interests of the holders of Company Shares, (iv) recommended that Company Board approve and adopt this Agreement and the Transactions, including the Merger, and (v) resolved to recommend that the holders of Company Shares approve and adopt this Agreement, the Merger and the Transactions. Based upon the recommendation of the Special Committee, Company Board, at a meeting duly called and held, has (i) declared the advisability of this Agreement and the Transactions and approved and adopted this Agreement and the Transactions, including the Merger, in accordance with the DGCL and the Company’s Certificate of Incorporation and Bylaws, (ii) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the holders of Company Shares, (iii) determined that the consideration to be paid in the Merger is fair to and in the best interests of holders of Company Shares and (iv) resolved to recommend that the holders of Company Shares approve and adopt this Agreement, the Merger and the Transactions, in each case upon the terms and subject to the conditions set forth in this Agreement.

3.22 Required Stockholder Vote. The approval of this Agreement at the Stockholders Meeting (as defined in Section 5.02(a)) by the holders of a majority of the issued and outstanding Company Shares entitled to vote at the Stockholders Meeting (the “Stockholder Approval”) is the only vote of the holders of any class or series of Company’s securities necessary to adopt and approve this Agreement, the Merger and the other Transactions.

3.23 Related Party Transactions. Except as set forth in Section 3.23 of the Company Disclosure Schedule or otherwise disclosed in the SEC Reports, no director, executive officer, “affiliate” or “associate” (as such terms are defined in Rule 12b-2 under the Exchange Act) of Company or any AVP Subsidiary or any person who beneficially owns five percent (5%) of the issued and outstanding Company Shares (i) is a party to any Contract with or binding upon Company or any AVP Subsidiary or any of their respective properties or assets (ii) has any material interest in any material property owned by Company or any AVP Subsidiary or (iii) has engaged in a transaction with any of the foregoing within the last twelve (12) months, in each case, that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.24 Assets and Properties.

(a) Company and AVP Subsidiaries have good title to, or a legal, valid, binding, enforceable and in full force and effect leasehold interest in or valid right to use, all material properties and assets used by them, located on their premises or shown on the consolidated balance sheet of Company and AVP Subsidiaries as of the date hereof or acquired after the date thereof, free and clear of all Liens (other than properties and assets disposed of in the ordinary course of business since the date hereof, except for Liens disclosed on such consolidated balance sheet, and except for Permitted Liens). Company and AVP Subsidiaries own, have a valid leasehold interest in, or have the valid and enforceable right to use all assets, tangible or intangible, necessary for the conduct of their businesses as presently conducted. All of Company’s and AVP Subsidiaries’ buildings (including all components of such buildings, structures and other improvements), and all equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are in adequate condition and repair (ordinary wear and tear excepted) for the operation of their businesses as presently conducted.

(b) Neither Company nor any AVP Subsidiary owns any real property.

(c) Section 3.24(c) of the Company Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease document) used or intended to be used in or otherwise related to the business. Company has made available to Parent and Acquisition Corp. a complete copy of each such Lease. Neither Company nor any AVP Subsidiary are party to any oral Leases. Except as set forth in Section 3.24(c) of the Company Disclosure Schedule, with respect to each of the Leases: (i) as to Company and AVP Subsidiaries, such Lease is legal, valid, binding, enforceable and in full force and effect in all material respects; (ii) the transaction contemplated by this Agreement does not require the consent of or notice to any other party to such Lease, will not result in a material breach of or material default under such Lease, will not give rise to any recapture or similar rights, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) none of Company, AVP Subsidiaries, or, to Company’s Knowledge, any other party to the Lease is in material breach or material default under such Lease and no event, with the passage of time or giving of notice or both, would constitute a material breach or default under such Lease; (iv) the other party to such Lease is not an Affiliate of Company or any AVP Subsidiary; (v) neither Company nor any AVP Subsidiary has subleased, licensed or otherwise granted any Person the contractual right to use or occupy such Leased Real Property or any portion thereof; (vi) neither Company nor any AVP Subsidiary has collaterally assigned or granted any other security interest in such Lease or any interest therein; and (vii) there are no Liens on the estate or interest created by such Lease except for Permitted Liens. Except as set forth in Section 3.24(c) of the Company Disclosure Schedule, none of the Leases contain any capital expenditure requirements or remodeling obligations of Company or any AVP Subsidiary other than ordinary maintenance and repair obligations.

(d) For purposes of this Agreement, “Permitted Liens” shall mean (i) statutory landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business for amounts which are not due and payable and which would not, individually or in the aggregate, have a Company Material Adverse Effect and for which appropriate reserves have been established by Company in accordance with GAAP, (ii) Liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements, (iii) Liens securing executory obligations under any lease that constitutes an “operating lease,” (iv) such easements, covenants and other restrictions or encumbrances of record as do not materially affect the ownership or use of the properties or assets subject thereto or affected thereby or otherwise materially affect, restrict or impair business operations at such properties and (v) Liens for taxes or governmental assessments, charges or claims the payment of which is not yet due, or Liens for taxes the validity of which are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established by Company in accordance with GAAP.

3.25 Labor and Employment Matters.

(a) Except as set forth in Section 3.25(a) of the Company Disclosure Schedule, with respect to Company or any AVP Subsidiary, (i) there is no labor strike, material labor dispute, slowdown, stoppage or lockout actually pending, or, to Company’s Knowledge, threatened, and during the past three (3) years there has not been any such action, (ii) there is no collective bargaining agreement with any labor organization, (iii) to Company’s Knowledge, no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition, (iv) to Company’s Knowledge, no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists, (v) Company and AVP Subsidiaries are, and have at all times been, in material compliance with all applicable Laws respecting employment and employment practices, including (without limitation) those Laws relating to collective bargaining, wages and hours, equal employment opportunity, and occupational safety and health, immigration, layoffs, and the collection and payment of taxes and other withholdings, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, (vi) to Company’s Knowledge, there is no workers’ compensation liability, experience or matter arising outside of the ordinary course of business; (vii) there is no employment-related charge, complaint, material grievance, investigation, inquiry or obligation of any kind, pending or  to Company’s Knowledge, threatened in any form, relating to an alleged violation or breach by Company or any AVP Subsidiary (or its or their officers or directors) or any law, regulation or contract; and (viii) to Company’s Knowledge, no employee or agent of Company or any AVP Subsidiary has committed any act or omission giving rise to material liability for any violation or breach identified in subsection (vii) above.

(b) Except as set forth in Section 3.25(b) of the Company Disclosure Schedule, to Company’s Knowledge, as of the date hereof, no officer with a title of vice president or higher of Company or any AVP Subsidiary (A) has any present intention to terminate his or her employment, or (B) is subject to any noncompete, nonsolicitation, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of Company and AVP Subsidiaries, except agreements between Company or any AVP Subsidiary and its present and former officers and employees.

(c) Since February 28, 2005, neither Company or any AVP Subsidiary has implemented any plant closing or mass layoff that triggered notice obligations under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance (collectively, the “WARN Act”), and no such action will be implemented without advance notification to Purchaser.

3.26 Insurance. Set forth in Section 3.26 of the Company Disclosure Schedule is a list of all property, casualty and general liability insurance policies and surety bonds maintained by Company and each AVP Subsidiaries and a description of the type of insurance covered by such policies, the dollar limit and deductible of the policies and the annual premiums for such policies. All premiums due and payable under all such policies and bonds have been paid and, to Company’s Knowledge, Company and AVP Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Except as set forth in Section 3.26 of the Company Disclosure Schedule, as of the date hereof, neither Company nor any AVP Subsidiary maintains any self-insurance or co-insurance programs covering property, casualty and general liability. Except as set forth in Section 3.26 of the Company Disclosure Schedule, as of the date hereof, neither Company nor any AVP Subsidiary has any material disputed claim or claims with any insurance provider relating to any claim for insurance coverage under any policy or insurance maintained by Company or any AVP Subsidiary.

3.27 Company Expenses. Section 3.27 of the Company Disclosure Schedule sets forth, as of the Effective Time, the maximum amount of Expenses incurred or which may be incurred after December 31, 2006 but prior to the Effective Time by Company in connection with the Transactions including, but not limited to, those incurred or which may be incurred by Financial Advisor and counsel to Company (including Expenses incurred in connection with the preparation and filing of the Proxy Statement).

3.28 Suppliers. Section 3.28 of the Company Disclosure Schedule sets forth a list of the top ten (10) suppliers of Company and the AVP Subsidiaries (by volume of purchases from such suppliers), for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006. Neither Company nor any AVP Subsidiary has received any notification from any supplier to Company or any AVP Subsidiary set forth on such list to the effect that such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to Company and any AVP Subsidiary (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

3.29 State Takeover Statutes. No “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to Company is applicable to the Merger or the other Transactions. The action of the Company Board in approving this Agreement and the Transactions provided for herein is sufficient to render the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL inapplicable to this Agreement and the Transactions provided for herein.

3.30 Rights Plan. Company has no rights plan (a.k.a. a poison pill) and neither the execution, delivery or performance of this Agreement nor the consummation of the Transactions will cause any rights to become exercisable.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION CORP.

Parent and Acquisition Corp. represent and warrant to Company that:

4.01 Organization and Qualification. Each of Acquisition Corp. and Parent is a corporation duly organized, validly existing and in good standing (to the extent such concept is relevant in such jurisdiction) under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as now being conducted, except where the failure to be in good standing would not, individually or in the aggregate, have a Acquisition Corp. Material Adverse Effect (as defined below in this Section 4.01). Each of Acquisition Corp. and Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Acquisition Corp. Material Adverse Effect. As used in this Agreement, the term “Acquisition Corp. Material Adverse Effect” means any effect, event or change that prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of Parent and Acquisition Corp. to perform in all material respects their obligations under this Agreement or to consummate the Transactions in accordance with the terms hereof.

4.02 Certificate of Incorporation Documents and Bylaws. Parent has heretofore made available to Company a complete and correct copy of the Certificate of Incorporation and the Bylaws of Parent in full force and effect as of the date hereof. Parent is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Parent has heretofore made available to Company a complete and correct copy of the Certificate of Incorporation and the Bylaws (or equivalent organizational documents) of each Subsidiary of Parent (including Acquisition Corp.) in full force and effect as of the date hereof. No Subsidiary of Parent (including Acquisition Corp.) is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or equivalent organizational documents). Acquisition Corp. is or immediately prior to the Closing Date, will be a wholly-owned subsidiary of Parent.

4.03 Authority Relative to this Agreement.Each of Acquisition Corp. and Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions pursuant to the DGCL. The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquisition Corp. or Parent are necessary to authorize their execution and delivery of this Agreement or to consummate the Transactions (other than the filing and recordation of the Certificate of Merger). This Agreement has been duly and validly executed and delivered by each of Acquisition Corp. and Parent, and (assuming this Agreement constitutes a valid and binding obligation of Company) constitutes the valid and binding obligations of each of Acquisition Corp. and Parent, enforceable against them in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to general principles of equity.

4.04 No Violation; Required Filings and Consents.

(a) The execution and delivery by each of Acquisition Corp. and Parent of this Agreement does not, and the performance of this Agreement and the consummation by each of Acquisition Corp. and Parent of the Transactions will not, (i) conflict with or violate any provision of Parent’s Certificate of Incorporation or Bylaws or conflict with or violate any provision of the Certificate of Incorporation or Bylaws or equivalent organizational documents of any Subsidiary of Parent (including Acquisition Corp.), (ii) conflict with or violate any Law applicable to Parent or any AVP Subsidiary or by which any asset of Parent or any AVP Subsidiary is bound or affected, (iii) materially conflict with, result in any breach of or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or give rise to a loss of any benefit to which Parent or any Subsidiary of Parent or any party controlling Parent is entitled under any provision of any Contract or (iv) result in the creation or imposition of a material Lien on any asset of Parent or any AVP Subsidiary, in each case, in a manner that would prevent the consummation of the Transaction or have a material adverse effect on Acquisition Corp.’s ability to consummate the transaction.

(b) The execution and delivery by each of Acquisition Corp. and Parent of this Agreement does not, and the performance of this Agreement and the consummation by each of Acquisition Corp. and Parent of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements, if any, of the Exchange Act, the Securities Act, the HSR Act and the rules and regulations thereunder and the filing and recordation of the Certificate of Merger.

4.05 Litigation. There is no material suit, claim, action, proceeding or investigation pending or, to Parent’s Knowledge, threatened against Parent or Acquisition Corp., at law or in equity. As of the date hereof, neither Parent nor Acquisition Corp. is subject to any outstanding order, writ, injunction or decree.

4.06 Brokers. No broker, finder, financial adviser or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, Parent or any of its Subsidiaries.

4.07 Information to be Supplied. None of the information to be supplied by Parent to Company for inclusion in the Proxy Statement to be filed by Company with the SEC and to be sent to the stockholders of Company in connection with the Stockholders Meeting will, at the time it is sent to the stockholders of Company or at the time of the Common Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.08 Acquisition Corp. Acquisition Corp. has been formed for the purpose of engaging in the Transactions and prior to the Merger will have engaged in no other business activities.

4.09 Sufficient Funds. Parent and Acquisition Corp., collectively, have sufficient funds available to consummate the Transactions.

ARTICLE 5

COVENANTS

5.01 Interim Operations. Except as otherwise contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule or as consented to in writing by Parent, Company covenants and agrees that during the period from the date hereof to the Effective Time (or until termination of this Agreement in accordance with Article 7):

(a) the business and operations of Company and AVP Subsidiaries shall be conducted only in the ordinary course of business and Company shall, and shall cause each AVP Subsidiary to, use its reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with its material customers, suppliers, licensors, licensees, advertisers, distributors and other material third parties having business dealings with it and to preserve the goodwill of its respective businesses;

(b) Company shall not (i) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, commitments, warrants, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any AVP Subsidiary, any other securities or any securities convertible or exercisable into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights or phantom interests), except for issuances of Company Shares upon the exercise of Options or Warrants outstanding as of the date hereof or (ii) purchase, repurchase, redeem or otherwise acquire, and shall ensure that no AVP Subsidiary shall purchase, repurchase, redeem or otherwise acquire, any shares of capital stock or other equity interests of Company or any AVP Subsidiary (including, without limitation, securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of Company or any AVP Subsidiary);

(c) Company (i) shall retain, and shall not sell, transfer or pledge, or agree to sell, transfer or pledge, any equity interest owned by it directly or indirectly in any AVP Subsidiary or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any AVP Subsidiary, (ii) shall not amend or otherwise change its Certificate of Incorporation or Bylaws, and shall ensure that no AVP Subsidiary shall amend its Certificate of Incorporation or Bylaws and (iii) shall not split, combine or reclassify any shares of its capital stock, and shall ensure that no AVP Subsidiary shall split, combine or reclassify any shares of its capital stock;

(d) Company shall not, and shall ensure that no AVP Subsidiary shall, declare, set aside or pay any dividends on (whether in cash, stock or other property), or make any other distributions in respect of, any of its capital stock (except for dividends paid by AVP Subsidiaries to Company or to other AVP Subsidiaries consistent with past practices);

(e) neither Company nor any AVP Subsidiary shall (i) grant or agree to any increase in any manner the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer or employee except increases in the ordinary course of business consistent with past practice of less than ten percent (10%) of each such individual’s salary for non-officer employees, increases and bonuses expressly contemplated by or required under existing employment agreements, bonus plans and other agreements and arrangements listed or described in Section 5.01(e) of the Company Disclosure Schedule and except in connection with accelerating the vesting schedules of the Options and the Warrants and terminating the Options, Warrants and the Stock Plan, (ii) enter into any new or materially amend or terminate any existing employment, consulting, severance, termination, change-of-control or indemnification agreement with any current or former director, officer or employee of Company, (iii) except as set forth in Section 5.01(e) of the Company Disclosure Schedule, as may be required to comply with applicable Law and as provided or otherwise contemplated in this Agreement (including, without limitation, Section 2.02), become obligated under any Benefit Plan that was not in existence on the date hereof or amend, modify or terminate any Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any current or former director, officer or employee in existence on the date hereof or (iv) except as may be required to comply with applicable Law and except as provided or otherwise contemplated in this Agreement (including, without limitation, Section 2.02), pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of, acceleration of, exercisability of or vesting of stock options, stock appreciation rights or restricted stock, except as otherwise contemplated by this Agreement), except in connection with accelerating the vesting schedules of the Options and the Warrants and terminating the Options, Warrants and the Stock Plan;

(f) Company shall not, and shall ensure that no AVP Subsidiary shall, acquire or agree to acquire, including, without limitation, by merging or consolidating with, or purchasing the assets or capital stock or other equity interests of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof other than non-taxable transfers by or among AVP Subsidiaries;

(g) Company shall not, and shall ensure that no AVP Subsidiary shall, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, any of its properties or assets other than (i) pursuant to existing contracts and commitments described in Section 5.01(g) of the Company Disclosure Schedule, (ii) immaterial properties or assets (or immaterial portions of properties or assets, including those described in Section 5.01(g) of the Company Disclosure Schedule), (iii) inventory in the ordinary course of business consistent with past practice, (iv) Permitted Liens and (v) non-taxable transfers by or among AVP Subsidiaries;

(h) Company shall not, and shall ensure that no AVP Subsidiary shall, issue any letter of credit other than pursuant to the issuance of letters of credit in the ordinary course of business consistent with past practices of Company and AVP Subsidiaries in an amount not to exceed $150,000 in the aggregate, incur, assume or pre-pay any Indebtedness, enter into any agreement to incur, assume or pre-pay any Indebtedness, guarantee, or agree to guarantee, any such Indebtedness or obligation of another person, issue or sell, or agree to issue or sell, any debt securities or options, warrants or calls or rights to acquire any debt securities of Company or any AVP Subsidiary, guarantee any debt securities of others, enter into any “keep” well or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

(i) Company shall not, and shall ensure that no AVP Subsidiary shall, make or forgive any loans, advances or capital contributions to, guarantees for the benefit of, or investments in, any person or entity, other than (i) loans or advances in the ordinary course of business pursuant to Material Contracts in an amount not to exceed $50,000 in the aggregate, (ii) such loans between or among Company and any AVP Subsidiary and (iii) cash advances to Company’s or any such AVP Subsidiary’s employees for reimbursable travel and other business expenses incurred in the ordinary course of business consistent with past practice;

(j) Company shall not, and shall ensure that no AVP Subsidiary shall, assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for the obligations of AVP Subsidiaries permitted under this Agreement, other than in the ordinary course of business consistent with past practice;

(k) neither Company nor any AVP Subsidiary shall adopt or put into effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any AVP Subsidiary (other than any transaction specifically contemplated by this Agreement);

(l) Company shall not, and shall ensure that no AVP Subsidiary shall, (i) enter into, terminate or materially amend, modify or supplement any Contract outside the ordinary course of business consistent with past practice (except as may be necessary for Company to comply with its obligations hereunder), (ii) enter into, terminate or materially amend, modify or supplement, any Lease or Material Contract, other than in the ordinary course of business consistent with past practice, or (iii) waive, release, grant, assign or transfer any of its material rights or claims (whether such rights or claims arise under a Contract or otherwise);

(m) Company shall not, and shall ensure that no AVP Subsidiary shall, authorize or make any capital expenditures (other than pursuant to commitments prior to the date hereof or other planned capital expenditures in the ordinary course of business consistent with past practices disclosed in Section 5.01(m) of the Company Disclosure Schedule by category) or make any commitments with respect to capital expenditures or other planned capital expenditures in the ordinary course of business consistent with past practices in excess of $50,000 in the aggregate;

(n) Company and AVP Subsidiaries (i) shall continue in force insurance with insurance companies who are experienced in underwriting insurance for businesses similar to Company’s business and adequately covering risks of such types and in such amounts as are consistent with Company’s past practices and (ii) shall use reasonable best efforts not permit any insurance policy naming it as beneficiary or loss payable payee to be canceled or terminated;

(o) Company shall not, and shall ensure that no AVP Subsidiary shall, establish or acquire (i) any Subsidiary other than wholly-owned Subsidiaries or (ii) Subsidiaries organized outside of the United States and its territorial possessions;

(p) Company shall not, and shall ensure that no AVP Subsidiary shall, amend, modify or waive any term of any outstanding Options, Warrants or other securities of Company or any AVP Subsidiary, except (i) as required by this Agreement, or (ii) in connection with terminating the Options and the Stock Plan;

(q) Company shall, and shall cause each AVP Subsidiary to, (i) maintain any real property in which any of Company and AVP Subsidiaries have any ownership or leasehold interest (including, without limitation, the furniture, fixtures, equipment and systems therein) in its current condition in all material respects, subject to reasonable wear and tear and subject to any casualty or condemnation and Permitted Liens, subject to the expiration of real property in accordance with their terms or (ii) pay, prior to the imposition of any Lien or material penalty all taxes, water and sewage rents, assessments and insurance premiums affecting such real property or contest them in good faith;

(r) Company shall not, and shall ensure that no AVP Subsidiary shall, enter into, terminate or materially amend any labor or collective bargaining agreement, memorandum or understanding, grievance settlement or any other agreement or commitment to or relating to any labor union, except as required by Law;

(s) Company shall not, and shall ensure that no AVP Subsidiary shall, conduct any plant closing or layoff that could implicate the WARN Act;

(t) Company shall not, and shall ensure that no AVP Subsidiary shall, enter into any material settlement, conciliation or similar agreement;

(u) Company shall not, and shall ensure that no AVP Subsidiary shall, settle or compromise any pending or threatened suit, action, claim or litigation, except with respect to the settlement or compromise of any such matter which does not involve equitable or injunctive relief and does not obligate Company and AVP Subsidiaries to make aggregate cash payments exceeding $50,000 individually or $100,000 in the aggregate;

(v) except as set forth in Section 5.01(v) of the Company Disclosure Schedule, Company shall not, and shall ensure that no AVP Subsidiary shall, change any of the accounting policies, practices or procedures (including tax accounting policies, practices and procedures) used by Company and AVP Subsidiaries as of the date hereof, except as may be required as a result of a change in applicable Law or in U.S. generally accepted accounting principles;

(w) Company shall not, and shall ensure that no AVP Subsidiary shall, revalue in any material respect any of its assets (including, without limitation, writing down or writing off any notes or accounts receivable in any material manner), except as required by U.S. generally accepted accounting principles;

(x) Company shall not, and shall ensure that no AVP Subsidiary shall, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected on or reserved in the financial statements of Company or incurred in the ordinary course of business and consistent with past practice, (ii) the payment of Company’s Expenses, including the payment of the fees and Expenses of Special Committee and the costs, fees and Expenses incurred by Special Committee or (iii) the payment of claims under any of the Benefit Plans;

(y) Company shall not, and shall ensure that no AVP Subsidiary shall, make or change any material tax election or change an annual accounting period with respect to Taxes, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle or compromise any Tax claim, assessment or liability relating to Company or any AVP Subsidiary, or surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Company or any AVP Subsidiary, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax; and

(z) Company shall not, and shall not permit any AVP Subsidiary to, agree or commit to do any of the foregoing.

5.02 Stockholders Meeting.

(a) Company, acting through Company Board, shall, in accordance with applicable law and its Certificate of Incorporation and Bylaws and provided that the Go-Shop Period (as defined in Section 5.08(a)) shall have expired and that this Agreement shall not have been terminated pursuant to the provisions of Article 7, duly call, establish a record date for, give notice of, convene and hold a special meeting of its stockholders (the “Stockholders Meeting”) as soon as practicable following the clearance by the SEC of the Proxy Statement for the purpose of considering and voting upon the approval and adoption of this Agreement, the Merger and such other matters as may be necessary to effectuate the Transactions. Company Board, based upon the recommendation of Special Committee, shall (i) recommend to the stockholders of Company the approval and adoption of this Agreement and the Merger, (ii) include in the Proxy Statement such favorable recommendation of Company Board that the stockholders of Company vote in favor of the approval and adoption of this Agreement and the Merger, (iii) take all lawful actions to solicit such approval from the stockholders of Company and (iv) not withdraw or modify such favorable recommendation, in each case, unless Company Board based upon the recommendation of Special Committee, after consultation with independent outside legal counsel, determines in good faith that failing to take such action is necessary for Company Board to comply with its fiduciary duties to Company’s stockholders under applicable law.

(b) As soon as practicable following the date of this Agreement, and provided that this Agreement has not been terminated pursuant to the provisions of Article 7, in connection with the Stockholders Meeting, Company shall (i) (A) promptly prepare and file with the SEC (but in no event later than fifteen (15) Business Days after the date of this Agreement), and (B) use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials required in connection with the Stockholder Meeting, (ii) notify Acquisition Corp. and Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Acquisition Corp. and Parent copies of all correspondence between Company or any representative of Company and the SEC, (iii) give Acquisition Corp. and Parent and their counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Acquisition Corp. and Parent and their counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) subject to Section 5.02(a), use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the Merger and (v) use its reasonable best efforts otherwise to comply with all legal requirements applicable to such meeting.

5.03 Filings and Consents. Subject to the terms and conditions of this Agreement, each of the parties hereto (i) shall use all reasonable best efforts to cooperate with one another in determining which filings are required to be made by each party prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained by each party prior to the Effective Time from, Governmental Authorities or other third parties in connection with the execution and delivery of this Agreement and the consummation of the Transactions and (ii) shall use reasonable best efforts to assist the other parties hereto in timely making all such filings and timely seeking all such consents, approvals, permits, authorizations and waivers required to be made and obtained by the other party. Without limiting the foregoing, (a) Company shall give all required notices to third parties and use reasonable best efforts to obtain all consents identified or required to be identified on Section 3.06(a) of the Company Disclosure Schedule (provided, however that Company shall not be required to make any payment to obtain such consents, approvals, permits, authorizations or waivers if it has provided Acquisition Corp. with reasonable notice of such required payment and Acquisition Corp., in its sole discretion, does not consent to such payment) and (b) each of the parties hereto shall (and shall use its reasonable best efforts to cause their Affiliates, directors, officers, employees, agents, attorneys, accountants and representatives to) consult and fully cooperate with and provide assistance to each other in seeking early termination of any waiting period under the HSR Act or any foreign merger control or competition laws and regulations, if applicable; it being agreed that no party shall be under any obligation to divest of any assets or hold separate any assets or take any other similar measures in connection with any demand therefor by any Governmental Authority as a pre-condition to the approval of the Transactions by any such Governmental Authority. Prior to making any application to or filing with any Governmental Authority in connection with this Agreement, each party shall provide the other party with drafts thereof (excluding any confidential information included therein) and afford the other party a reasonable opportunity to comment on such drafts.

5.04 Access to Information. From the date hereof until the earlier of the Effective Time or the date this Agreement is properly terminated in accordance with Article 7, and subject to the requirements of any Law, including any anti-trust Law, Company will, and will cause each AVP Subsidiary, and will use its reasonable best efforts to cause each of their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors and representatives (collectively, the “Company Representatives”) to, give Acquisition Corp. and Parent and their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors, representatives and consultants (collectively, “Acquisition Corp. Representatives”) access, upon reasonable notice and during Company’s normal business hours, to the offices and other facilities, to the senior officers and other Company Representatives, and to the books and records of Company and each AVP Subsidiary and use reasonable best efforts to provide access to vendors, landlords and other Persons with business relationships with Company or any AVP Subsidiary and will cause Company Representatives and AVP Subsidiaries to furnish or make available to Parent, Acquisition Corp. and the Acquisition Corp. Representatives such financial and operating data and such other information with respect to the business and operations of Company or any AVP Subsidiary as Parent, Acquisition Corp. or the Acquisition Corp. Representatives may from time to time reasonably request. At any time after the date hereof, at the request of Parent, Company shall (and shall cause any AVP Subsidiary to) use commercially reasonable efforts to obtain estoppel letters from landlords pursuant to the Leases. Unless otherwise required by Law, each of Parent and Acquisition Corp. will, and will cause the Acquisition Corp. Representatives to, hold any such information in confidence in accordance with the terms of Confidentiality Agreement. Except as otherwise agreed to by Company, and notwithstanding termination of this Agreement, the terms and provisions of the Confidentiality and Non-Disclosure Agreement, dated as of August 15, 2006 (the “Confidentiality Agreement”), between Company and Shamrock Capital Advisors, Inc. shall apply to all information furnished to any Acquisition Corp. Representative by any Company Representative hereunder or thereunder.

5.05 Notification of Certain Matters. Each of the parties hereto shall promptly notify the others in writing of (a) receipt of any notice from any third party alleging that the consent of such third party is or may be required in connection with the Transactions, (b) any event or occurrence that has a Company Material Adverse Effect or Acquisition Corp. Material Adverse Effect, as the case may be, (c) any material claims, actions, proceedings or governmental investigations commenced or, to Company’s Knowledge, threatened, involving or affecting Company or any AVP Subsidiary or any of their property or assets, (d) any representation or warranty made by such party contained in this Agreement becoming untrue or inaccurate which would be material to Company and AVP Subsidiaries taken as a whole, and (e) any failure of Company, Acquisition Corp. or Parent, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in this Agreement to the contrary, no such notification or investigation by any party shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder, nor shall it limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.06 Public Announcements. Each of the parties hereto agrees that, promptly following the execution of this Agreement, Company shall (a) issue a press release substantially in the form attached hereto as Exhibit D announcing the execution of this Agreement and the Transactions (the “Press Release”) and (b) file a current report with the SEC on Form 8-K attaching the Press Release and a copy of this Agreement as exhibits. Thereafter, the parties hereto agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Merger and the other Transactions, agree to provide to each other for review a copy of any such press release or statement other than a press release or public statement with respect to which the substantially the same disclosure has previously been the subject of agreement between the parties hereto, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable Law or any listing agreement with a securities exchange or with respect to over-the-counter, bulletin board trading of Company Shares.

5.07 Further Assurances; Reasonable Best Efforts. Except as expressly provided in this Agreement, prior to the Effective Time, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Merger and the other Transactions on the terms and subject to the conditions set forth in this Agreement. Without limiting the foregoing, Company will use reasonable best efforts to take, and will cause each AVP Subsidiary to use reasonable best efforts to take, all actions necessary (i) to comply promptly with all legal requirements which may be imposed on Company or any AVP Subsidiary with respect to the Merger, (ii) to cooperate promptly with and furnish information to Acquisition Corp. and Parent in connection with any such requirements imposed upon Acquisition Corp. or Parent in connection with the Merger and (iii) to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by Company or any AVP Subsidiary in connection with this Agreement, the Merger and the other Transactions or to permit Company and AVP Subsidiaries to operate its business and assets on the same terms and conditions after the Closing as prior to the Effective Time (provided, however that Company shall not be required to make any payment to obtain such consents, authorization, order, approval or exemption).

5.08 Go-Shop and No-Shop.

(a) During the period commencing on the date hereof and ending, as of the close of business, on the date forty-five (45) days thereafter (such forty-five (45) day period being the “Go-Shop Period” and such date being the “Go-Shop Expiration Date”), Company Board shall have the right to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or assistance) any inquiry in connection with or the making of any proposal from any Person that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined in Section 5.08(d)), or (ii) enter into, explore, maintain, participate in or continue any discussion or negotiation with any Person regarding an Acquisition Proposal, or furnish to any Person any non-public information pursuant to (but only pursuant to) a customary confidentiality agreement (with terms no less favorable to Company than those contained in the Confidentiality Agreement (versions of such agreements with the parties names redacted shall be provided to Parent for information purposes)); provided, that Company shall promptly make available to Parent and Acquisition Corp. any material non-public information concerning Company or any AVP Subsidiary made available to any Person given such access that was not previously made available to Parent and Acquisition Corp., or otherwise assist or participate in, facilitate or encourage, any known effort or attempt by any other Person to make or effect an Acquisition Proposal or (iii) cause Company to enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Superior Proposal; provided, however, that (A) Company Board, based upon the recommendation of Special Committee, shall have determined in good faith after consultation with financial advisors and outside legal advisors, that such action is necessary for Company Board to comply with its fiduciary duties to Company’s stockholders under applicable Law, and (B) Company shall give Parent and Acquisition Corp. written notice at least five (5) Business Days prior to entering into such agreement, arrangement or understanding with respect to, or otherwise endorsing, any Superior Proposal.

(b) Following the Go-Shop Expiration Date until the Closing Date (such period being, the “No-Shop Period”), Company, AVP Subsidiaries and their Affiliates shall not, and shall use best efforts to cause Company Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiry in connection with or the making of any proposal from any Person that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, explore, maintain, participate in or continue any discussion or negotiation with any Person (other than Acquisition Corp., Parent or any of the Acquisition Corp. Representatives, as applicable) regarding an Acquisition Proposal, or furnish to any Person (other than Acquisition Corp., Parent or any of the Acquisition Corp. Representatives, as applicable) any non-public information or otherwise assist or participate in, facilitate or encourage, any known effort or attempt by any other Person (other than Acquisition Corp., Parent or any of the Acquisition Corp. Representatives, as applicable) to make or effect an Acquisition Proposal, (iii) enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Acquisition Proposal, or (iv) authorize or permit any Company Representative to take any such action; provided, however, that nothing contained in this Section 5.08(b)(i) shall prohibit Company Board, based upon the recommendation of Special Committee, from furnishing information to, or engaging in discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal (which did not result from a breach of this Section 5.08(b)(i)) if (A) Company Board, based upon the recommendation of Special Committee, determines in good faith after consultation with its financial advisors and outside legal advisors, that such action is necessary for Company Board to comply with its fiduciary duties to Company’s stockholders under applicable law, (B) the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in Section 5.08(e)) and (C) prior to furnishing such information to, or engaging in discussions or negotiations regarding an Acquisition Proposal or the Transactions with, such Person, Company receives from such Person an executed confidentiality agreement (which agreement shall be provided to Parent for information purposes) with terms no less favorable to Company than those contained in the Confidentiality Agreement.

(c) During the No-Shop Period, if Company Board is entitled to furnish information to, or engage in discussions or negotiations with, any Person on the terms contemplated in Section 5.08(b), Company Board may terminate this Agreement in respect of any Acquisition Proposal pursuant to the termination provisions set forth in Article 7 if (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) Company Board, based upon the recommendation of Special Committee, shall have determined in good faith after consultation with financial advisors and outside legal advisors, that such action is necessary for Company Board to comply with its fiduciary duties to Company’s stockholders under applicable Law; provided that the requirements of Section 5.08(d) have been meet.

(d) During the No-Shop Period, Company (i) will promptly (but in any event within two (2) Business Days) notify Parent orally and in writing of the receipt of any Acquisition Proposal or any inquiry by which a third party expresses an interest in or intention to make an Acquisition Proposal, including any request for non-public information, the terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Person (and, if such Person is an entity, the beneficial owner(s) thereof), making such request, Acquisition Proposal or inquiry and (ii) will keep Parent fully informed of the status and details (including amendments and proposed amendments) of any such request, Acquisition Proposal or inquiry. Prior to taking any of the actions referred to in Section 5.08(b) or Section 5.08(c), Company Board shall promptly (but in any event within three (3) Business Days prior to taking any such action) notify Parent orally and in writing of any action it proposes to take with respect to such Acquisition Proposal. After taking any such action, Company Board shall promptly advise Parent orally and in writing of the status of such action as developments arise or as requested by Parent. Without limiting the foregoing, at least four (4) Business Days (the “Four Day Period”) prior to taking any of the actions referred to in Section 5.08(b) or Section 5.08(c), Company Board shall notify Parent of any such action it proposes to take and, during the Four Day Period, Company Board or Special Committee, as applicable, shall negotiate in good faith with Parent with respect to any revised proposal to acquire Company Shares that Parent may make prior to or during the Four Day Period.

(e) Nothing contained in this Agreement shall prevent Company Board from taking, and disclosing to Company stockholders, a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, however, that none of Company, Company Board or Special Committee shall, except as permitted by Section 5.08(a) and Section 5.08(c), propose to approve or recommend any Acquisition Proposal. Without limiting the foregoing, it is understood and agreed that any violation of the restrictions set forth in the preceding sentence by any Company Representative, whether or not acting on behalf of Company or any AVP Subsidiary or any of their Affiliates, shall be deemed to be a breach of this Section 5.08 by Company.

(f) For purposes of this Agreement, “Acquisition Proposal” shall mean any offer or proposal for, or any indication of interest in, (i) any direct or indirect acquisition or purchase of ten percent (10%) or more of the total consolidated assets of Company or any AVP Subsidiary, in a single transaction or series of transactions, (ii) any direct or indirect acquisition or purchase of ten percent (10%) or more of any class of equity securities of Company or any AVP Subsidiary, in a single transaction or series of transactions (including through a merger, consolidation, share exchange, business combination or other similar transaction), (iii) any tender offer or exchange offer (including a self-tender offer) that if consummated would result in any person beneficially owning ten percent (10%) or more of any class of equity securities of Company or any AVP Subsidiary, (iv) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification, liquidation or dissolution or other similar transaction involving Company or any AVP Subsidiary or (v) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, other than the transactions contemplated by this Agreement.

(g) For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written Acquisition Proposal described in clauses (i), (ii) or (iii) of the definition thereof, by a Person (i) on terms (which shall in any event include payment of consideration per share in excess of the Merger Consideration for each of the Common Shares) that Company Board has determined in good faith, after consultation with Company’s financial advisors and legal advisors, is more favorable from a financial point of view to Company’s stockholders than the Merger (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Acquisition Proposal), and (ii) that Company Board, based upon the recommendation of Special Committee, has determined in good faith, after consultation with its outside legal advisors, is of such a nature that they must accept such Acquisition Proposal in order for Company Board to comply with its fiduciary duties to Company’s stockholders under applicable Law, taking into account for this purpose, whether such Acquisition Proposal is reasonably capable of being consummated in a timely manner (taking into account all financial, regulatory, legal and other aspects of such proposal, including, without limitation, the ready availability of cash on hand and/or commitments for the same, in each case as applicable, required to consummate any such Acquisition Proposal and any antitrust or competition Law approvals or non-objections).

5.09 SEC Reports. From the date hereof until the earlier of the termination of this Agreement pursuant to Article 7 or the Effective Time, Company shall file on a timely basis all SEC Reports required to be filed by it with the SEC under the Exchange Act, the Securities Act and the published rules and regulations of the SEC under either of the foregoing applicable to such SEC Reports, which SEC Reports shall comply in all material respects with the requirements of the Exchange Act, the Securities Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports.

5.10 Delisting. Each of the parties hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions necessary (i) to delist the Company Shares from over-the-counter, bulletin board trading and (ii) to terminate the registration of the Company Shares under the Exchange Act; provided, however that such delisting and termination shall not be effective until or after the Effective Time (as determined by Acquisition Corp.).

5.11 Stockholder Litigation. Each of the parties hereto shall give the others the reasonable opportunity to participate in the defense of any stockholder litigation against Company, Parent or Acquisition Corp, as applicable, and their directors relating to the Transactions. Company agrees that, until termination of this Agreement pursuant to Article 7, it will not settle any litigation currently pending, or commenced after the date hereof, against Company or any of its directors by any stockholder of Company relating to this Agreement or the Merger, without the prior written consent of Parent (which will not be unreasonably withheld, delayed or conditioned). Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger and will cooperate with Parent to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

5.12 Tax Matters.

(a) Acquisition Corp. and Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable by Company or any AVP Subsidiary in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

(b) Any and all existing Tax sharing or similar agreements with respect to or involving Company or any AVP Subsidiary shall be terminated as of the Closing Date and, after the Closing Date, neither Company nor any AVP Subsidiary shall have any further rights or liabilities thereunder.

5.13 Special Meeting. Company shall take no action to call a special meeting of stockholders of Company without the prior consent of Parent unless compelled by legal process, except in accordance with this Agreement unless and until this Agreement has been terminated in accordance with its terms.

5.14 State Takeover Laws. Company shall, upon the request of Parent, take all reasonable steps to assist in any challenge by Parent to the validity or applicability to the Transactions, including the Merger, of any state takeover law.

5.15 Stock Purchase Plans. Immediately upon execution of this Agreement, Company will terminate all stock purchase and similar plans in which employees and other Persons are entitled to acquire shares of capital stock of Company from Company or one of its Affiliates.

5.16 Certain Deliveries Prior to Closing Date.

(a) On the Closing Date (prior to the consummation of the transactions contemplated by the Merger), Company shall deliver a certification in form and substance that is reasonably satisfactory to Parent and Acquisition Corp., satisfying the requirements of Treasury Regulation Section 1.897-2(h) certifying that Company is not a U.S. real property holding corporation as defined in Section 897 of the Code and exempting Parent and Acquisition Corp. from any withholding under Section 1445 of the Code or the regulations promulgated there under.

(b) On the Closing Date (prior to the consummation of the transactions contemplated by the Merger), Company shall deliver certified copies of (i) the resolutions duly adopted by Company Board authorizing the execution, delivery and performance of this Agreement and the Transactions, including Company Board actions required pursuant to Section 2.02(b), (ii) the resolutions duly adopted by Company’s stockholders approving this Agreement and the Merger, and (iii) the Certificate of Incorporation and the bylaws of Company as then in effect immediately prior to the Closing Date.

5.17 Directors’ and Officers’ Indemnification and Insurance.

(a) Without limiting any additional rights that any employee, officer or director may have under any agreement or Benefit Plan or under Company’s Certificate of Incorporation or Bylaws, after the Effective Time, Parent shall, and shall cause Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer or director of Company or any AVP Subsidiary (the “Indemnified Directors and Officers”), against all losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”) incurred in connection with any claim, demand, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions taken by them in their capacity as officers or directors at or prior to the Effective Time (including this Agreement and the Transactions), or taken by them at the request of Company or any AVP Subsidiary, whether asserted or claimed prior to, at or after the Effective Time (each a “Claim”, and collectively, “Claims”), to the fullest extent permitted under applicable Law for a period of six (6) years from the Effective Time. Any Indemnified Director or Officer wishing to claim indemnification under this Section 5.17 after the Effective Time, upon learning of any such Claim, shall notify the Surviving Corporation thereof (although the failure to so notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability that the Surviving Corporation may have under this Section 5.17, except to the extent such failure prejudices the Surviving Corporation). In the event of any such Claim, the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Director or Officer for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Director or Officer in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense if there exists a conflict of interest between him or her and the Surviving Corporation, then the Indemnified Director or Officer may retain counsel satisfactory to him or her and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Director or Officer promptly as statements therefor are received by the Surviving Corporation; provided, however, that any Indemnified Director or Officer to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Director or Officer is not entitled to indemnification and provided, further, that (i) the Surviving Corporation shall not, in connection with any such Claim or separate but substantially similar Claim arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Directors and Officers, (ii) the Surviving Corporation and the Indemnified Directors and Officers will cooperate in the defense of any such Claim and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld, delayed or conditioned; and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Director or Officer if and when there is decision by a court of competent jurisdiction from which no appeal is or can be taken that the indemnification of such Indemnified Director or Officer in the manner contemplated hereby is prohibited by applicable Law. Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Director or Officer hereunder), without the consent of such Indemnified Director or Officer, which consent shall not be unreasonably withheld, delayed or conditioned, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Director or Officer from all liability arising out of such action, suit, proceeding, investigation or claim.

(b) The Certificate of Incorporation and Bylaws of Surviving Corporation shall continue to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Certificate of Incorporation and by-laws of Company and AVP Subsidiaries, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(c) On or prior to the Closing Date, Company will have received confirmation notices with respect to offers, on the terms and conditions set forth in Section 5.17(c) of the Company Disclosure Schedule, which Company believes to be binding on the insurance carriers, subject to the absence of a material change in this Agreement and to the consummation of the Merger, for “run-off” insurance policies for directors’ and officers’ liability insurance, plan purchaser protection, employee practices and fiduciary liability coverage (which shall provide for the Side A, B and C coverage for Indemnified Directors and Officers), on terms and conditions that have been made available to Parent and Acquisition Corp., with a claims period of at least six (6) years from the Closing Date with respect to directors’ and officers’ liability insurance, employee practices and fiduciary liability coverage, and with a claims period of at least three (3) years from the Closing Date with respect to plan purchaser protection from an insurance carrier with the same or better credit rating as Company’s current insurance carrier with respect to all such coverage in an amount and scope at least as favorable as Company’s existing policies with respect to matters existing or occurring at or prior to the Closing Date (the “Run-Off Policy”); provided that the fully paid premium for such Run-Off Policy shall not exceed the Maximum Amount. Prior to the earlier of (i) the Closing Date or (ii) the date such Run-Off Policy is cancelled due to non-payment, Company shall obtain and fully pay for the Run-Off Policy. Parent shall, and shall cause Surviving Corporation to, honor and perform under all indemnification agreements entered into by Company or any AVP Subsidiary set forth in Section 5.17(c) of the Company Disclosure Schedule. In the event that the carriers do not make the Run-Off Policy available to Company for any reason other than a breach of this Agreement by Company and Acquisition Corp. acquires shares of Common Stock on the Closing Date, Company shall endeavor to (and if Company is unable to, Parent shall cause Surviving Corporation to (after the Closing Date) obtain and fully pay (up to a maximum cost of three hundred percent (300%) of the current annual premium paid by Company for its existing coverage for directors’ and officers’ liability insurance, plan purchaser protection, employee practices and fiduciary liability coverage in the aggregate (the “Maximum Amount”)) for “tail” insurance policies (which shall provide for the Side A, B and C coverage for Indemnified Directors and Officers where the existing policies also include coverage for Company) with a claims period of at least six (6) years from the Closing Date for directors’ and officers’ liability insurance, plan purchaser protection, employee practices and fiduciary liability coverage and three (3) years from the Closing Date for plan purchaser protection, from an insurance carrier with the same or better credit rating as Company’s current insurance carrier with respect to all such coverage in an amount and scope at least as favorable as Company’s existing policies with respect to matters existing or occurring at or prior to the Closing Date. Notwithstanding the foregoing, after the Closing Date, if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Company or Surviving Corporation shall maintain or procure, for such six (6) year period or three (3) year period, as appropriate, the most advantageous policy of insurance for the Indemnified Directors and Officers obtainable for an annual premium equal to the Maximum Amount.

(d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Director or Officer or any other party covered by directors’ and officers’ liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.17 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Directors and Officers and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Director or Officer is entitled, whether pursuant to Law, contract or otherwise. Parent and Acquisition Corp. shall pay all reasonable, documented out-of-pocket expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Director and Officer in successfully enforcing the indemnity and other obligations provided in this Section 5.17.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.01 Conditions to Obligations of each Party. The respective obligations of Company, Parent and Acquisition Corp. to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

(a) Stockholder Approval. Company shall have obtained the Stockholder Approval at the Stockholders Meeting in accordance with the DGCL, Company’s Certificate of Incorporation and its Bylaws; provided, however that each of Parent and Acquisition Corp. agrees to vote all Company Shares owned by it in favor of the Merger at the Stockholder Meeting unless otherwise prohibited by Law.

(b) No Orders or Injunctions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule or regulation or executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, “Order”), that is then in effect and has the effect of preventing or prohibiting consummation of the Merger or otherwise imposing material limitations on the ability of Acquisition Corp. and Parent effectively to acquire or hold the business of Company and AVP Subsidiaries; provided, however, that each of the parties hereto shall use their reasonable best efforts to have any such Order vacated.

6.02 Conditions to Obligations of Parent and Acquisition Corp. The obligations of each of Parent and Acquisition Corp. to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by Parent in writing prior to the Effective Time:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made on and as of the Closing Date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct in all material respects as of such date or with respect to such period), in each case without giving effect to any disclosures made by the Company or any AVP Subsidiary after the parties execute this Agreement; provided, however, any representations and warranties of the Company that have any “materiality” or “Company Material Adverse Effect” limitations contained therein shall be true in all respects; and provided further that the representations and warranties of the Company contained in Section 3.03(a) (Capitalization), Section 3.04 (Authority Relative to this Agreement), Section 3.10 (Change of Control), Section 3.19 (Opinion of Financial Advisor), Section 3.20 (Brokers), Section 3.23 (Related Party Transactions) and Section 3.27 (Company Expenses) of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though then made on and as of the Closing Date.

(b) Covenants and Agreements. Company shall have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time.

(c) Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties under Material Contracts necessary for the consummation of the Transactions have been obtained, all on terms and conditions reasonably satisfactory to Parent (but in any event, in the case of any consent required in connection with any such Material Contract, on terms and conditions no less favorable than those in existence as of the date hereof).

(d) No Litigation. There shall not be pending by or before any Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions or seeking to obtain from Parent, Acquisition Corp. or any of their respective affiliates any damages related to the Merger or the other Transactions, (ii) seeking to prohibit or limit the ownership or operation by Company or any of its subsidiaries of any material portion of the business or assets of Company or any of its subsidiaries, to dispose of or hold separate any material portion of the business or assets Company or any of its subsidiaries, as a result of the Merger or any of the other Transactions or (iii) seeking to impose limitations on the ability of Parent, Acquisition Corp. or any of their respective affiliates, to acquire or hold, or exercise full rights of ownership of, any Common Shares, including, without limitation, the right to vote Company Shares.

(e) No Material Adverse Effect. There shall have occurred no events or changes (whether or not described in any notice delivered by Company pursuant to this Agreement) which have had or which are reasonably likely to have or constitute, individually or in the aggregate, a Company Material Adverse Effect.

(f) Dissenters. The holders of not more than five percent (5%) of the outstanding Common Shares shall have demanded appraisal of their Common Shares in accordance with the DGCL.

(g) Officers’ Certificate. At the Closing, Company shall deliver an Officers’ Certificate, duly executed by the Company’s Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Section 6.02(a) and Section 6.02(b) have been satisfied.

(h) Resignations of Directors and Officers of Company and AVP Subsidiaries. Company shall have obtained and delivered to Parent and Acquisition Corp. copies of the resignations of those persons designated by Parent and Acquisition Corp. and serving as the directors and officers and directors of Company and each AVP Subsidiary.

6.03 Conditions to Obligations of the Company. The obligations of Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by Company in writing prior to the Effective Time:

(a) Representations and Warranties. The representations and warranties of Parent and Acquisition Corp. contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made on and as of the Closing Date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct in all material respects as of such date or with respect to such period); provided, however, any representations and warranties of Parent and Acquisition Corp. that have any “materiality” limitations contained therein shall be true and correct in all respects.

(b) Covenants and Agreements. Each of Parent and Acquisition Corp. shall have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. At the Closing, each of Parent and Acquisition Corp. shall deliver an Officers’ Certificate, duly executed by Parent’s and Acquisition Corp.’s respective Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Section 6.03(a) and Section 6.03(b) have been satisfied.

ARTICLE 7

TERMINATION

7.01 Termination by Mutual Consent. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Company, by the mutual written consent of Company, acting under the direction of Company Board, and Parent and Acquisition Corp., acting under the direction of their respective boards of directors.

7.02 Termination by Acquisition Corp., Parent or Company. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Company, by either Acquisition Corp. and Parent, on the one hand, by action of their respective boards of directors, or Company, on the other hand, by action of Company Board, if:

(a) any Governmental Authority shall have issued an Order (which has not been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, Company Shares pursuant to the Merger and such Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party that has failed to perform in all material respects its obligations under Section 5.08 or the proviso contained in Section 6.01(b);

(b) the Closing Date shall not have occurred on or before the date ninety (90) Business Days after the expiration of the Go-Shop Period (such date being, the “Termination Date”); provided, however, that (i) the right to terminate this Agreement under this Section 7.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing Date to have occurred on or before the Termination Date and (ii) in the event the conditions to the consummation of the Merger set forth herein have not been fully satisfied by the Termination Date as a result of a breach of a representation, warranty or covenant of Company or due to the evaluation of an Acquisition Proposal by Company Board, the Termination Date shall automatically be extended seven (7) Business Days after the date such breach has been cured or seven (7) Business Days after Company Board rejects such Acquisition Proposal and reaffirms its approval and recommendation of the transactions contemplated by this Agreement;

(c) there shall be any Law or Order that makes consummation of the Merger illegal or otherwise prohibited; or

(d)  approval of this Agreement and the Merger by Company’s stockholders shall not have been obtained by reason of the failure to obtain the required vote at the Stockholders Meeting or at any adjournment or postponement thereof; provided, however, the right to terminate this Agreement pursuant to this Section 7.02(d) shall not be available to the Company if its failure, for reasons other than those permitted by this Agreement, to fulfill any obligation under this Agreement resulted in the failure of the stockholders to approve the Agreement and the Merger.

7.03 Termination by Acquisition Corp. and Parent. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior or on the Closing Date, by action of the board of directors of Acquisition Corp. and the board of directors of Parent, if:

(a) Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement (a “Terminating Company Breach”) and such Terminating Company Breach, if curable, has not been cured within seven (7) Business Days after notice thereof is received by Company (provided, however that Company shall not be entitled to any cure period for any breach of Section 5.08); provided, however that Parent and Acquisition Corp. shall have no right to terminate this Agreement pursuant to this Section 7.03(a) if there is an uncured Terminating Acquisition Corp. Breach at the time of the Terminating Company Breach;

(b) (i) Company Board or Special Committee withdraws, modifies or changes in a manner adverse to Acquisition Corp. and Parent its approval and favorable recommendation of this Agreement and the Merger, (ii) Company Board or Special Committee shall have approved or recommended to the stockholders of Company, taken no position with respect to, failed to promptly (and in no event more than ten (10) Business Days) take a position or failed to promptly (and in no more than ten (10) Business Days) recommend against acceptance of, any Acquisition Proposal other than the Merger, (iii) Company fails to call the Stockholders Meeting within thirty (30) days of mailing the definitive Proxy Statement or fails to mail the Proxy Statement within five (5) Business Days after being cleared by the SEC or fails to include in such statement the favorable recommendation referred to above or (iv) Company, Company Board or the Special Committee resolves to do any of the foregoing.

7.04 Termination by Company. This Agreement may be terminated by Company acting under the direction of Company Board, and the Merger and other Transactions may be abandoned at any time prior to or on the Closing Date if:

(a) at any time prior to the Closing Date, Acquisition Corp. or Parent shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements set forth in this Agreement (a “Terminating Acquisition Corp. Breach”) and such Terminating Acquisition Corp. Breach (A) would prevent Acquisition Corp. from consummating the transactions contemplated by this Agreement and (B) is not cured within seven (7) days after written notice thereof is received by Acquisition Corp. and Parent; provided, however that Company shall have no right to terminate this Agreement pursuant to this Section 7.04(a) if there is an uncured Terminating Company Breach at the time of the Terminating Acquisition Corp. Breach; or

(b) Company accepts a Superior Proposal on or prior to the Go-Shop Expiration Date, subject to the requirements of Section 5.08; or

(c) Company accepts a Superior Proposal during the No-Shop Period, subject to the requirements of Section 5.08.

7.05 Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger and other Transactions pursuant to Sections 7.01, 7.02, 7.03 or 7.04 of this Article 7, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party or its officers, directors, stockholders, Affiliates and agents, other than the provisions of the last sentence of Section 5.04, the provisions of this Section 7.05, and the provisions of Article 8. Nothing contained in this Section 7.05 shall relieve any party hereto from liability for any breach of this Agreement; provided, however, that, except in connection with any willful or intentional breach of this Agreement, Company shall not have any liability for breach of this Agreement in excess of the sum of (A) the Expenses of Parent and Acquisition Corp. and (B) the Company Greater Break Up Fee; provided further, notwithstanding anything to the contrary in this Agreement, Parent and Acquisition Corp. shall not have any liability for any such breach of this Agreement (including in connection with any willful or intentional breach of this Agreement by Parent and/or Acquisition Corp.) beyond the amount payable pursuant to Section 8.01(b)(vii).

ARTICLE 8

MISCELLANEOUS

8.01 Payment of Fees and Expenses.

(a) At the Closing, Surviving Company shall pay the Expenses of Parent, Acquisition Corp., Shamrock Capital Advisors, Inc. and their Affiliates, incurred by or on behalf of any such party in preparing for, entering into and carrying out this Agreement, the consummation of the Merger and the Transactions. “Expenses” as used in this Agreement shall include all reasonable and documented out-of-pocket expenses (including, without limitation, all reasonable and documented fees and expenses of outside counsel, investment bankers, banks, other financial institutions, accountants, financial printers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions and all other matters contemplated by this Agreement and the closing thereof, together with any reasonable and documented out-of-pocket costs and expenses incurred by any party in enforcing any of its rights set forth in this Agreement, whether pursuant to litigation or otherwise; provided, however, that, notwithstanding anything to the contrary contained herein, any amounts payable to Parent and Acquisition Corp. in respect of Expenses upon a termination of this Agreement pursuant to the provisions of Article 7 shall not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate and any amounts payable to Company in respect of Expenses upon a termination of this Agreement pursuant to the provisions of Article 7 shall not exceed Five Hundred Thousand Dollars ($500,000).

(b)

(i) If this Agreement is terminated by either Company, on the one hand, or by Parent or Acquisition Corp., on the other hand, pursuant to Section 7.02(b) and (A) prior to such termination an Acquisition Proposal shall have been made to Company or any AVP Subsidiary or any Person shall have announced an intention (whether or not conditional) to make an Acquisition Proposal to Company or any AVP Subsidiary and (B) Company enters into a definitive agreement with respect to, or consummates a transaction contemplated by, an Acquisition Proposal within twelve (12) months of the date of such termination, then Company shall pay Parent and Acquisition Corp. the Company Greater Break Up Fee plus Parent’s and Acquisition Corp.’s Expenses.

(ii) If this Agreement is terminated by either Company, on the one hand, or by Parent or Acquisition Corp., on the other hand, pursuant to Section 7.02(d), then Company shall pay Parent and Acquisition Corp. the Company Lesser Break Up Fee plus Parent’s and Acquisition Corp.’s Expenses; provided, however that if (A) prior to such termination, or within twelve (12) weeks following such termination, an Acquisition Proposal shall have been made to Company or any AVP Subsidiary or any Person shall have announced an intention (whether or not conditional) to make an Acquisition Proposal to Company or any AVP Subsidiary and (B) Company enters into a definitive agreement with respect to, or consummates a transaction contemplated by, an Acquisition Proposal within twelve (12) months of the date of such termination, then Company shall pay Parent and Acquisition Corp. the Company Greater Break Up Fee plus Parent’s and Acquisition Corp.’s Expenses;

(iii) If this Agreement is terminated by Parent or Acquisition Corp. pursuant to Section 7.03, then Company shall pay Parent and Acquisition Corp. the Company Greater Break Up Fee plus Parent’s and Acquisition Corp.’s Expenses.

(iv) If this Agreement is terminated by Company pursuant to Section 7.04(b), then Company shall pay Parent and Acquisition Corp. the Company Lesser Break Up Fee plus Parent’s and Acquisition Corp.’s Expenses.

(v) If this Agreement is terminated by Company pursuant to Section 7.04(c), then Company shall pay Parent and Acquisition Corp. the Company Greater Break Up Fee plus Parent’s and Acquisition Corp.’s Expenses.

(vi) If this Agreement is terminated by either Company, on the one hand, or by Parent or Acquisition Corp., on the other hand, pursuant to Section 7.02(a) or Section 7.02(c), then Company shall pay Parent’s and Acquisition Corp.’s Expenses.

(vii) If this Agreement is terminated by Company pursuant to Section 7.04(a), then Parent shall pay Company’s Expenses and the Parent Break Up Fee.

(c) For purposes of this Agreement, “Company Lesser Break Up Fee” means an amount equal to $1,125,000, “Company Greater Break Up Fee” means an amount equal to $1,800,000, and “Parent Break Up Fee” means an amount equal to $1,125,000. All amounts payable pursuant to this Agreement shall be paid in US Dollars, in cash or in immediately available funds to such account as Parent or Acquisition Corp. shall designate in writing to the other party.

(d) The parties agree that the agreements contained in this Section 8.01 and the amounts payable as provided in this Section 8.01 are an integral part of the Transactions, that such amounts represent the damages that the party receiving such payment will incur if the conditions giving rise to such payments occur and that such payments constitute liquidated damages and not a penalty and that the right to receive said amounts shall constitute such party’s sole and exclusive remedy for termination of this Agreement, except as otherwise expressly set forth herein. The parties acknowledge that the payments provided for pursuant to Section 8.01(b) are mutually exclusive.

8.02 No Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements made in this Agreement shall survive beyond the Effective Time except for the agreements set forth in Article 1 and Article 2, Section 5.07, Section 5.10, Section 5.11, Section 5.17 and Article 8 shall survive the Effective Time and those set forth in Section 7.05 shall survive termination.

8.03 Modification or Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement by the stockholders of Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires the further approval by such stockholders without such further approval. Without limiting the foregoing, this Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

8.04 Entire Agreement; Assignment; Termination of Confidentiality Agreement. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that each of Parent and Acquisition Corp. may assign its rights, interests and obligations to any of their respective Affiliates or direct or indirect Subsidiaries or to any lender for collateral security without the consent of Company). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. At the Effective Time, the Confidentiality Agreement shall terminate and be of no further force and effect.

8.05 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

8.06 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopier to the respective parties as follows:

If to Parent or Acquisition Corp.:
AVP Holdings, Inc.
c/o Shamrock Capital Advisors
4444 Lakeside Drive
Burbank, CA 91505
Attention: Robert Perille
Michael LaSalle
Facsimile No.: (818) 973-1499

with a copy to:

Kirkland & Ellis LLP
777 South Figueroa Street
Los Angeles, CA 90017
Attention: John A. Weissenbach, Esq.
Damon R. Fisher, Esq.
Facsimile No.: (213) 680-8500

If to Company:

AVP, Inc.
6100 Center Drive, Suite 900
Los Angeles, CA 90045
Attention: Leonard Armato
Facsimile No.: (310) 426-8010

with a copy to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, CA 90067
Attention: Kenneth R. Benbassat, Esq.
Facsimile No.: (310) 282-2200

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided, however that notice of any change of address shall be effective only upon receipt thereof.

8.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.08 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and any one of which may be delivered by facsimile.

8.10 Certain Definitions. As used in this Agreement:

(a) the term “affiliate,” as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

(b) the term “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York or Los Angeles, California;

(c) the term “Bylaws” shall have the meaning used in the DGCL;

(d) the term “Certificate of Incorporation” shall have the meaning ascribed in the DGCL;

(e) the term “Contract” shall mean any contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, Lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written, applicable to the Person or any Subsidiary of the Person or any of their respective properties or assets to whom the term is being applied;

(f) the term “Knowledge,” of any Person which is not an individual means the actual knowledge, after reasonable inquiry, of such Person’s chief executive officer, chief operating officer, chief financial officer, chief marketing officer and head of human resources, including any Persons performing such roles as of the date of this Agreement or as of the Effective date.

(g) the term “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by Company or AVP Subsidiaries;

(h) the term “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which Company or AVP Subsidiaries holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of Company or AVP Subsidiaries thereunder.

(i) the term “Person” or “person” shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act); and

(j) the term “Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity or beneficial interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

(k) the term “Tax” and “Taxes” means any federal, state, local and foreign taxes, charges, fees, levies or other similar assessments or liabilities (including, without limitation, income, receipts, ad valorem, value added, excise, property (whether real or personal property), sales, occupation, service, stamp, use, licensing, withholding, employment, payroll, share, capital, surplus, alternative or minimum, estimated, franchise or any other taxes, charges, fees, levies or other similar assessments or liabilities of any kind whatsoever, whether computed on a separate, consolidated, unitary, or combined basis or in any other manner) whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person and any interest deficiencies, penalties or additions to tax or additional amounts in respect of the foregoing.

(l) the term “Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

8.11 Other Interpretive Provisions. References in this Agreement to “Articles,” “Sections,” “Exhibits” and “Schedules,” shall be to the Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specifically provided; where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; the words “herein”, “hereof’ and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or,” unless otherwise specifically provided, shall be deemed to include the conjunctive as well as the disjunctive; and except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person shall be deemed to include such Person’s permitted heirs, personal representatives, successors and permitted assigns; (ii) to any agreement, any document or any other written instrument shall be a reference to such agreement, document or instrument together with all exhibits, schedules, attachments and appendices thereto, and in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the Effective Time and (iii) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time prior to the Effective Time. Except as otherwise specified in this Agreement, accounting terms have the meaning given to them under GAAP.

8.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.13 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in Section 8.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.14 Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

8.15 Company Disclosure Schedule. Any disclosure made with reference to one or more sections of the Company Disclosure Schedule shall be deemed disclosed only with respect to such section unless such disclosure is made in such a way as to make its relevance to the information called for by another section of the Company Disclosure Schedule readily apparent in which case, such disclosure shall be deemed to have been included in such other section, notwithstanding the omission of a cross reference thereto.

8.16 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, unless the effects of such invalidity, illegality or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

8.17 Submission to Jurisdiction. Each of the parties hereto submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party hereto may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.06. Nothing in this Section 8.17, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party hereto agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF COMPANY, PARENT AND ACQUISITION CORP. HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

AVP, INC.

By:
Name: Title:

AVP HOLDINGS, INC.

By:
Name: Title:	Robert F. Perille President

AVP ACQUISITION CORP.

By:
Name: Title:	Robert F. Perille President